                                                                     Exhibit 2.1
                                                                     -----------



                             TRANSWITCH CORPORATION

                          TXC Acquisition Corporation

                          ALACRITY COMMUNICATIONS, INC


                      AGREEMENT AND PLAN OF REORGANIZATION


                           Dated as of July 25, 2000

                               TABLE OF CONTENTS
ARTICLE I.  THE MERGER..................................................................................   2

1.1   The Merger........................................................................................   2
1.2   Effects of the Merger.............................................................................   2
1.3   Closing...........................................................................................   2
1.4   Approval by the Shareholders of Alacrity..........................................................   3

ARTICLE II.  CONVERSION AND EXCHANGE OF SHARES; DISSENTING SHARES.......................................   3

2.1   Conversion of Alacrity Securities.................................................................   3
2.2   Exchange Agent....................................................................................   4
2.3   No Fractional TranSwitch Common...................................................................   4
2.4   Distribution of TranSwitch Common Stock...........................................................   4
2.5   Alacrity Stock Options............................................................................   5
2.6   Closing of Stock Transfer Books...................................................................   7
2.7   Dissenting Shares.................................................................................   7
2.8   Escrow Shares.....................................................................................   7

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF ALACRITY AND THE SHAREHOLDERS...........................   8

3.1   Organization, Standing and Power; Subsidiaries....................................................   8
3.2   Capital Structure.................................................................................   9
3.3   Authority.........................................................................................   9
3.4   Compliance with Laws and Other Instruments; Non-Contravention.....................................  10
3.5   Technology and Intellectual Property Rights.......................................................  11
3.6   Financial Statements; Business Information........................................................  13
3.7   Taxes.............................................................................................  14
3.8   Absence of Certain Changes and Events.............................................................  16
3.9   Leases in Effect..................................................................................  18
3.10  Personal Property; Real Estate....................................................................  18
3.11  Certain Transactions..............................................................................  19
3.12  Litigation and Other Proceedings..................................................................  19
3.13  No Defaults.......................................................................................  19
3.14  Major Contracts...................................................................................  19
3.15  Material Reductions...............................................................................  21
3.16  Insurance and Banking Facilities..................................................................  21
3.17  Employees.........................................................................................  21
3.18  Employee Benefit Plans............................................................................  23
3.19  Certain Agreements................................................................................  23
3.20  Guarantees and Suretyships........................................................................  24
3.21  Brokers and Finders...............................................................................  24
3.22  Certain Payments..................................................................................  24
3.23  Environmental Matters.............................................................................  24
3.24  Enforceability of Contracts, etc..................................................................  24
3.25  Information Statement.............................................................................  25
3.27  Disclosure........................................................................................  25
3.28  Reliance..........................................................................................  26

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.........................................  26

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF TRANSWITCH AND MERGER SUB.................................  27

5.1   Organization and Qualification....................................................................  27
5.2   Capitalization....................................................................................  27

5.3    Authority Relative to this Agreement..................................................................   27
5.4    Non-Contravention.....................................................................................   27
5.5    Reports and Financial Statements......................................................................   28
5.6    Validity of Total TranSwitch Common Shares............................................................   28
5.7    Consents and Approvals of Governmental Authorities....................................................   28
5.8    Absence of Certain Changes or Events..................................................................   29
5.9    Information Statement.................................................................................   29
5.10   Disclosure............................................................................................   29
5.11   Reliance..............................................................................................   29

ARTICLE VI.  COVENANTS OF ALACRITY...........................................................................   30

6.1    Conduct of Business in Ordinary Course................................................................   30
6.2    Dividends, Issuance of, or Changes in Securities......................................................   31
6.3    Governing Documents...................................................................................   31
6.4    No Acquisitions.......................................................................................   31
6.5    No Dispositions.......................................................................................   31
6.6    Indebtedness..........................................................................................   31
6.7    Compensation..........................................................................................   31
6.8    Claims................................................................................................   32
6.9    Access to Properties and Records......................................................................   32
6.10   Breach of Representations and Warranties..............................................................   32
6.11   Consents..............................................................................................   32
6.12   Tax Returns...........................................................................................   32
6.13   Shareholder Approval..................................................................................   32
6.14   Preparation of Disclosure and Solicitation Materials..................................................   32
6.15   Exclusivity; Acquisition Proposals....................................................................   33
6.16   Notice of Events......................................................................................   33
6.17   Reasonable Best Efforts...............................................................................   33
6.18   Insurance.............................................................................................   33

ARTICLE VII.  COVENANTS OF TRANSWITCH........................................................................   34

7.1    Breach of Representations and Warranties..............................................................   34
7.2    Additional Information; Access........................................................................   34
7.3    Consents..............................................................................................   34
7.4    Reasonable Best Efforts...............................................................................   34
7.5    Officers and Directors................................................................................   34
7.6    Nasdaq National Market Listing........................................................................   35
7.7    Notice of Events......................................................................................   35
7.8    Third Party Beneficiaries.............................................................................   35

ARTICLE VIII.  ADDITIONAL AGREEMENTS.........................................................................   35

8.1    Investment Agreements.................................................................................   35
8.2    Legal Conditions to the Merger........................................................................   35
8.3    Employee Benefits.....................................................................................   35
8.4    Expenses..............................................................................................   36
8.5    Additional Agreements.................................................................................   36
8.6    Public Announcements..................................................................................   37
8.7    Confidentiality.......................................................................................   37
8.8    Tax Free Reorganization...............................................................................   37

ARTICLE IX.  CONDITIONS PRECEDENT............................................................................   38

9.1    Conditions to Each Party's Obligation to Effect the Merger............................................   38
9.2    Conditions of Obligations of TranSwitch and Merger Sub................................................   38
9.3    Conditions of Obligation of Alacrity..................................................................   41

ARTICLE X.  INDEMNIFICATION..................................................................................   42

10.1   Indemnification Relating to Agreement.................................................................   42
10.2   Third Party Claims....................................................................................   42
10.3   Tax Contests..........................................................................................   43
10.4   Limitations...........................................................................................   43
10.5   Binding Effect........................................................................................   44
10.6   Time Limit............................................................................................   44
10.7   Sole Remedy...........................................................................................   44

ARTICLE XI.  TERMINATION.....................................................................................   45

11.1   Mutual Agreement......................................................................................   45
11.2   Termination by TranSwitch.............................................................................   45
11.3   Termination by Alacrity...............................................................................   45
11.4   Outside Date..........................................................................................   45
11.5   Effect of Termination.................................................................................   45

ARTICLE XII.  MISCELLANEOUS..................................................................................   46

12.1   Entire Agreement......................................................................................   46
12.2   Governing Law; Consent to Jurisdiction................................................................   46
12.3   Notices...............................................................................................   46
12.4   Severability..........................................................................................   47
12.5   Survival of Representations and Warranties............................................................   47
12.6   Assignment............................................................................................   47
12.7   Counterparts..........................................................................................   47
12.8   Amendment.............................................................................................   48
12.9   Extension, Waiver.....................................................................................   48
12.10  Interpretation........................................................................................   48
12.11  Knowledge.............................................................................................   48
12.12  Transfer, Sales, Documentary, Stamp and Other Similar Taxes...........................................   48

EXHIBITS

Exhibit 1.1  -  Merger Documents
Exhibit 2.2  -  Escrow Agreement
Exhibit 8.1  -  Investment Agreement
Exhibit 8.2  -  Registration Rights Agreement
Exhibit 9.2(f)  -  Opinion of Wilson, Sonsini, Goodrich & Rosati P.C.
Exhibit 9.2(m)  -  Release of Claims
Exhibit 9.2(p)  -  Form of Exchange Agreement
Exhibit 9.3(c)  -  Opinion of Testa, Hurwitz & Thibeault, LLP

                             INDEX OF DEFINED TERMS
                             ----------------------

A

Acquisition Transaction..................................................  31
Agreement................................................................   1
Alacrity.................................................................   1
Alacrity Disclosure Schedule.............................................   7
Alacrity Intellectual Property...........................................  10
Alacrity Option..........................................................   8
Alacrity Voting Debt.....................................................   9
Audited Balance Sheet Date...............................................  12
Audited Balance Sheets...................................................  12

B

Business Condition.......................................................   8

C

California GCL...........................................................   2
Charter Documents........................................................   8
Closing..................................................................   2
Closing Date.............................................................   2
Code.....................................................................   2
Commission...............................................................  26
Consent..................................................................  10

E

Effective Time...........................................................   2
Environmental Laws.......................................................  22
Environmental Liabilities................................................  23
ERISA....................................................................  21
Escrow Agreement.........................................................   7
Escrow Shares............................................................   7

F

Financial Statements.....................................................  12

G

Governmental Entity......................................................  10

H

Hazardous Materials......................................................  22

I

Indemnifiable Amounts....................................................  40
Information Statement....................................................  23
Investment Agreements....................................................  33

L

Lease....................................................................  17
Leases...................................................................  17
Liens....................................................................   8

M

Merger...................................................................   2
Merger Documents.........................................................   2
Merger Sub...............................................................   1

N

New TranSwitch Shareholders..............................................  32

P

Person...................................................................   8
Plan.....................................................................  21

R

Registration Rights Agreement............................................  33
Reports..................................................................  26

S

Securities Act...........................................................  17
Shareholders.............................................................   1
Subsidiary...............................................................   8
Surviving Corporation....................................................   2

T

Tax......................................................................  13
Tax Return...............................................................  13
Tax Returns..............................................................  13
Taxes....................................................................  13
Threshold Amount.........................................................  41
TranSwitch...............................................................   1

U

Unaudited Balance Sheet..................................................  12
Unaudited Balance Sheet Date.............................................  12

                      AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION, dated as of July 25, 2000 (this "Agreement"), by and among TranSwitch Corporation, a Delaware corporation
 ---------
("TranSwitch"); TXC Acquisition Corporation, a Delaware corporation and a
  ----------
wholly-owned subsidiary of TranSwitch ("Merger Sub"); Alacrity Communications,
                                        ----------
Inc., a California corporation ("Alacrity"); and the undersigned shareholders of
                                 --------
Alacrity (the "Shareholders")
               ------------

   Intending to be legally bound, and in consideration of the mutual representations, warranties, covenants and agreements contained herein, TranSwitch, Merger Sub, Alacrity and the Shareholders agree as follows:

                                  WITNESSETH:

   WHEREAS, the authorized capital stock of TranSwitch consists of 1,000,000 shares of Preferred Stock and 300,000,000 shares of Common Stock (the "TranSwitch Common Stock");
 -----------------------

   WHEREAS, the authorized capital stock of Merger Sub consists of 100 shares of Common Stock;

   WHEREAS, the authorized capital stock of Alacrity consists of 14,744,391 shares of capital stock, 10,000,000 shares of which have been designated as Common Stock (the "Alacrity Common Stock"), 2,770,707 shares of which have been
                   ---------------------
designated as Series A Preferred Stock and 1,973,684 shares of which have been designated as Series B Preferred Stock (collectively the "Preferred Stock");
                                                          ---------------

   WHEREAS, the respective Boards of Directors of TranSwitch, Merger Sub and Alacrity have by resolutions approved this Agreement and deem it advisable for the mutual benefit of the constituent corporations, and of the respective shareholders of each, that Merger Sub merge with and into Alacrity upon the terms and subject to the conditions hereinafter set forth;

   WHEREAS, the parties intend by executing and delivering this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended;

   NOW, THEREFORE, in consideration of these premises and the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER


   1.1 The Merger.  Subject to the terms and conditions hereof, and in
       ----------
accordance with the General Corporation Law of the State of California (the "California GCL") and the Delaware General Corporation Law (the "Delaware GCL"),
 --------------                                                  ------------
Merger Sub will be merged with and into Alacrity (the "Merger").  A Certificate
                                                       ------
of Merger and any other required documents (collectively, the "Merger
                                                               ------
Documents"), substantially in the form attached as Exhibit 1.1, will be duly
---------                                          -----------
prepared, executed and acknowledged by Alacrity and Merger Sub and thereafter delivered to the Secretary of State of California for filing in accordance with the California GCL and to the Secretary of State of Delaware for filing in accordance with the Delaware GCL contemporaneously with the Closing (as defined in Section 1.3). The Merger will become effective at such time as the Merger Documents have been filed with the Secretaries of State of California and Delaware (whichever is later) (the "Effective Time"). Following the Merger,
                                    --------------
Alacrity will continue as the surviving corporation of the Merger (the "Surviving Corporation") under the laws of the State of California, and the
 ---------------------
separate corporate existence of Merger Sub will cease.

   1.2 Effects of the Merger.  At and after the Effective Time, (i) the Merger
       ---------------------
will have all of the effects provided by the Certificate of Merger and applicable law, (ii) the Articles of Incorporation of Alacrity will be amended in the form attached as Appendix A to Exhibit 1.1 until duly further amended,
                        ----------    -----------
(iii) the bylaws of Merger Sub will be the bylaws of the Surviving Corporation until duly amended, (iv) the directors of Merger Sub will be the directors of the Surviving Corporation, to hold office in accordance with the bylaws of the Surviving Corporation, (v) the officers of Merger Sub will be the officers of the Surviving Corporation, to hold office in accordance with the bylaws of the Surviving Corporation and (vi) the issued and outstanding certificates for the capital stock of Merger Sub will be the issued and outstanding certificates initially representing all of the issued capital stock of the Surviving Corporation. The Merger is intended to be a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"),
                                                                      ----
and this Agreement is intended to constitute a "plan of reorganization" within the meaning of the regulations promulgated under Section 368 of the Code.

   1.3 Closing.  The closing of the transactions contemplated by this Agreement
       -------
(the "Closing") will take place as soon as practicable (but no more than three
      -------
(3) business days) after satisfaction or waiver of the last to be fulfilled of the conditions set forth in Article IX that by their terms are not to occur at the Closing (the "Closing Date"), but in no event later than August 1, 2000 at
                  ------------
the offices of Testa, Hurwitz & Thibeault LLP in Boston, Massachusetts, unless another date or place is agreed to in writing by TranSwitch and Alacrity. If all of conditions set forth in Article IX hereof are determined to be satisfied (or duly waived) at the Closing, concurrently with the Closing the parties hereto will cause the Merger to be consummated by the filing of the Merger Documents with the Secretary of State of California and the Secretary of State of Delaware. The Closing will be deemed to have concluded at the Effective Time.

     1.4  Approval by the Shareholders of Alacrity. Alacrity will take all
          ----------------------------------------
action necessary in accordance with applicable law, its Charter Documents (as defined below) and any agreements to which it is a party to solicit the approval of this Agreement, the Merger and all of the transactions contemplated hereby by all shareholders of Alacrity by means of a unanimous written consent of shareholders in accordance with the California GCL, or if it is unable to obtain such written consent, by a duly convened meeting of shareholders. Alacrity will use its reasonable best efforts to obtain such shareholder approval. Alacrity represents and warrants that its Board of Directors has duly (i) approved the Merger in accordance with the California GCL and (ii) resolved to recommend to the shareholders of Alacrity that they approve this Agreement, the Merger and all of the transactions contemplated hereby.

                                   ARTICLE II

              CONVERSION AND EXCHANGE OF SHARES; DISSENTING SHARES

     2.1  Conversion of Alacrity Securities.
          ---------------------------------

          (a) At the Effective Time, each share of Alacrity Common Stock and Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares of Alacrity Common Stock and Preferred Stock (i) held by TranSwitch or any subsidiary of TranSwitch or Alacrity or (ii) which are Dissenting Shares (as hereinafter defined)) shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be cancelled and extinguished and converted into the right to receive the number of shares of TranSwitch Common Stock determined in accordance with Section 2.1(c).

          (b) At the Effective Time, each share of Preferred Stock and Alacrity Common Stock held by TranSwitch or any subsidiary of TranSwitch or Alacrity, immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be cancelled and retired and all rights in respect thereof shall cease to exist.

          (c) The number of shares of TranSwitch Common Stock to be received for each share of Preferred Stock or Alacrity Common Stock as provided in Section 2.1(a) (the "Exchange Ratios") shall be the applicable Adjustable Amount (as
             ---------------
hereinafter defined).

          "Adjustable Amount" means (i) for shares of Series A Preferred or
           -----------------
Series B Preferred, the applicable Preference Amount plus the Participating Amount; and (ii) for shares of Alacrity Common Stock, the Participating Amount.

          "Preference Amount" means:  (i) for shares of Series A Preferred
           -----------------
Stock, the applicable Preference Amount shall be the quotient (determined to the seventh decimal place without rounding) obtained by dividing $0.85 by the Average Price; and (ii) for shares of Series B Preferred Stock, the applicable Preference Amount shall be the quotient (determined to the seventh decimal place without rounding) obtained by dividing $2.28 by the Average Price.

          "Participating Amount" means the quotient (determined to the seventh
           --------------------
decimal place
without rounding) obtained by dividing the excess of the Total TranSwitch Common Shares over the Preference Shares by the Total Alacrity Securities.

          "Preference Shares" means the aggregate number of shares of TranSwitch
           -----------------
Common Stock equal to the sum of (i) the product determined by multiplying the Preference Amount applicable to shares of Series A Preferred Stock by 2,770,707, plus (ii) the product determined by multiplying the Preference Amount applicable to shares of Series B Preferred Stock by 1,650,851.

          "Total TranSwitch Common Shares" means the number of shares of
           ------------------------------
TranSwitch Common Stock as is determined by dividing $10,000,000 by the average of the last reported sale price of the Common Stock of TranSwitch on the Nasdaq National Market for the 20 trading days ending five trading days immediately preceding the Closing Date (subject to appropriate adjustment in the event of a stock split or reverse stock split if the Effective Time shall occur after the record date of such stock split or reverse stock split) (such price being referred to as the "Average Price").
                    -------------

          "Total Alacrity Securities" means the sum of (i) all issued and
           -------------------------
outstanding shares of Alacrity Common Stock, (ii) all issued and outstanding shares of Preferred Stock and (iii) all Outstanding Alacrity Options (as defined in Section 2.5).

          (d) Outstanding Alacrity Options (as defined in Section 2.5) shall be converted as set forth in Section 2.5.

          (e) For purposes of clarification only, the aggregate consideration for the Total Alacrity Securities shall be the Total TranSwitch Common Stock.

     2.2  Exchange Agent. Boston EquiServe LP, or such other national or state
          --------------
bank as is selected by TranSwitch, shall act as the agent for the Alacrity shareholders for purposes of mailing and receiving transmittal letters and distributing consideration to the Alacrity shareholders (the "Exchange Agent").
                                                              --------------

     2.3  No Fractional TranSwitch Common Stock.  Notwithstanding any other
          -------------------------------------
provision of this Agreement, neither certificates nor script for fractional shares of TranSwitch Common Stock shall be issued to any holder of Alacrity Common Stock or Preferred Stock in the Merger and the holder thereof shall not be entitled to any voting or other rights of a holder of shares or a fractional share interest. Each holder of shares of Preferred Stock or Alacrity Common Stock who otherwise would have been entitled to receive a fraction of a share of TranSwitch Common Stock shall receive in lieu thereof cash, without interest, in an amount determined by multiplying such holder's fractional interest by the Average Price. All amounts of cash in respect of fractional interests which have not been claimed at the end of three years from the Effective Time by surrender of certificates for shares of Preferred Stock or Alacrity Common Stock shall be repaid to the Surviving Corporation, subject to the provisions of applicable escheat or similar laws, for the account of the holders entitled thereto.

     2.4  Distribution of TranSwitch Common Stock.
          ---------------------------------------

          (a) As soon as practicable after the Effective Time, the Exchange Agent shall distribute the TranSwitch Common Stock as provided in this Section
2.4. TranSwitch shall deliver to the Exchange Agent one or more certificates representing in the aggregate the number of shares of TranSwitch Common Stock issuable in the Merger in sufficient time for the Exchange Agent to make such distribution. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to any shares of TranSwitch Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

          (b) Within five business days after the Effective Time, TranSwitch shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time
                   ------------
represented outstanding shares of Preferred Stock or Alacrity Common Stock, whose shares were converted into the right to receive shares of TranSwitch Common Stock and cash (if any), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as TranSwitch may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of TranSwitch Common Stock and cash (if any). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by TranSwitch, with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of TranSwitch Common Stock and payment in lieu of fractional shares which such holder has the right to receive (if any), and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Preferred Stock and Alacrity Common Stock will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the ownership of the number of full shares of TranSwitch Common Stock into which such share of Preferred Stock and Alacrity Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares (if any). All other rights as an Alacrity shareholder shall cease as of the Effective Time. Unless and until any such outstanding certificates for shares of Preferred Stock or Alacrity Common Stock shall be so surrendered, no dividend (cash or stock) payable to holders of record of shares of TranSwitch Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of any such outstanding certificate and all other rights as a shareholder of TranSwitch shall be suspended, but upon such surrender of such outstanding certificate there shall be paid to the record holder of the certificate of shares of TranSwitch Common Stock in exchange therefor the amount of dividends, if any, without interest and less any taxes which may have been imposed thereon, that have therefore become payable with respect to the number of those shares of TranSwitch Common Stock represented by such certificate issued upon such surrender and exchange, and all other rights as shareholder of TranSwitch shall thereafter be restored.

     2.5  Alacrity Stock Options.  At or prior to the Effective Time, TranSwitch
          ----------------------
and Alacrity shall take all action necessary to cause the assumption by TranSwitch as of the Effective Time of the options to purchase Alacrity Common Stock (the "Alacrity Stock Plan Options") and the warrants to purchase Preferred
            ---------------------------
Stock outstanding as of the Effective Time (the "Alacrity Warrants"), whether or
                                                 -----------------
not exercisable and whether or not vested (the Alacrity Stock Plan Options and the Alacrity Warrants are referred to collectively as the "Outstanding Alacrity
                                                           --------------------
Options").  Each of the Outstanding Alacrity Options shall be converted without
-------
any action on the part of the holder thereof into an option to purchase shares of TranSwitch Common Stock as of the Effective Time in such a manner that (a) TranSwitch is, with respect to the Alacrity Stock Plan Options, "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code or (b) to the extent that Section 424 of the Code does not apply to such Outstanding Alacrity Options, the assumption would otherwise be a transaction within Section 424 of the Code. The number of shares of TranSwitch Common Stock that the holder of an assumed Outstanding Alacrity Option shall be entitled to receive upon the exercise of such option or warrant shall be a number of whole shares (rounded down to the nearest whole share) determined by multiplying the number of shares of Alacrity Common or Preferred Stock subject to such warrant or options, determined immediately before the Effective Time, by the applicable Exchange Ratio. The exercise price for each share of TranSwitch Common Stock subject to an assumed Outstanding Alacrity Option shall be the amount (rounded up to the nearest whole cent) obtained by dividing the exercise price per share of each Outstanding Alacrity Option immediately before the Effective Time by the Exchange Ratio applicable to each Outstanding Alacrity Option, but shall be not less than $.01. The assumption and substitution of the Outstanding Alacrity Options as provided herein shall not give the holders of such warrants or options additional benefits which they did not have immediately prior to the Effective Time or relieve the holders of any obligations or restrictions applicable to their warrants or options or the shares obtainable upon exercise of the warrants or options. Each Alacrity Stock Plan Option assumed by TranSwitch shall be exercisable upon the same terms and conditions as under Alacrity's 1995 Stock Plan and the applicable option agreement issued thereunder, except that (A) each such Outstanding Alacrity Option shall be exercisable for that whole number of shares of TranSwitch Common Stock set forth above and (B) the exercise price per share of TranSwitch Common Stock shall be adjusted as set forth above. TranSwitch shall (i) on or prior to the Effective Time, reserve out of its unissued shares of Common Stock sufficient shares to provide for the exercise of the Outstanding Alacrity Options, (ii) use all reasonable efforts to register under the Securities Act, within thirty (30) days after the Effective Time, those shares of TranSwitch Common Stock to be issued upon the exercise of the Alacrity Stock Option Plan Options, which registration shall be effective under a registration statement on Form S-8 or such other form as may be permitted under the Securities Act, (iii) as promptly as practicable after the Effective Time, but in any event not later than 15 business days after the Effective Time, issue to each holder of an Outstanding Alacrity Option a document evidencing the foregoing assumption by TranSwitch, and (iv) from and after the Effective Time, upon exercise of the assumed Outstanding Alacrity Options in accordance with the terms thereof, make available for issuance all shares of TranSwitch Common Stock covered thereby. It is the intention of the parties that the Alacrity Stock Plan Options assumed by TranSwitch qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent permitted under Section 422 of the Code and to the extent the Alacrity Stock Plan Options qualified as incentive stock options prior to the Effective Time.

     2.6  Closing of Stock Transfer Books.  Except pursuant to the exercise of
          -------------------------------
options and warrants outstanding on the date of this Agreement, the stock transfer books of Alacrity shall be closed at the close of business on the tenth
(10) business day immediately preceding the Effective Time. In the event of a transfer of ownership of Preferred Stock or Alacrity Common Stock which is not registered in the transfer records of Alacrity, the shares of TranSwitch Common Stock and cash (if any) to be issued in the Merger as provided herein may be delivered to a transferee, if the certificate representing such Preferred Stock of Alacrity Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by payment of any applicable stock transfer taxes.

     2.7  Dissenting Shares.  Shares of Preferred Stock or Alacrity Common Stock
          -----------------
that have not been voted for adoption of this Agreement and with respect to which appraisal rights shall have been properly perfected in accordance with the California GCL (the "Dissenting Shares") shall not be converted into the right
                     -----------------
to receive shares of TranSwitch Common Stock and cash (if any) in accordance with this Agreement, at or after the Effective Time, unless and until the holder of such Dissenting Shares withdraws his demand for such appraisal in accordance with the California GCL or becomes ineligible for such appraisal. If a holder of Dissenting Shares shall withdraw in accordance with the California GCL his demand for such appraisal or shall become ineligible for such appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into the right to receive the shares of TranSwitch Common Stock and cash (if any) into which his Preferred Stock or Alacrity Common Stock was converted as of the Effective Time pursuant to this Agreement. Any amounts to be paid to holders of Dissenting Shares with respect to such Dissenting Shares shall be paid by the Surviving Corporation.

     2.8  Escrow Shares.   (i) Ten percent (10%) of the Total TranSwitch Common
          -------------
Shares (ii) plus such number of shares of Total TranSwitch Common Shares which shall equal ten percent (10%) of the TranSwitch Stock, as defined in the Purchase Agreement (as defined in Section 9.2(p) hereof) (the "Escrow Shares")
                                                               -------------
will be deposited and held in escrow in accordance with the Escrow Agreement attached as Exhibit 2.2 (the "Escrow Agreement") as the first source, but not
            -----------       ----------------
the sole source, of indemnification payments that may become due to TranSwitch pursuant to Article X. The Escrow Shares will be withheld on a pro rata basis among the holders of the Outstanding Alacrity Shares. The exact number of Escrow Shares held for the account of each Alacrity shareholder will be determined at the Closing by the agreement in writing of TranSwitch and Alacrity. The delivery of the Escrow Shares will be made on behalf of the holders of the Outstanding Alacrity Shares in accordance with the provisions hereof, with the same force and effect as if such shares had been delivered by TranSwitch directly to such holders and subsequently delivered by such holders to the Escrow Agent. The approval of this Agreement by shareholders of Alacrity will also constitute their approval of the terms and provisions of the Escrow Agreement, which is an integral term of the Merger.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF ALACRITY
                              AND THE SHAREHOLDERS

   Except as set forth in the disclosure schedule of Alacrity dated as of the date hereof and delivered herewith to TranSwitch (the "Alacrity Disclosure
                                                       -------------------
Schedule"), Alacrity and each of the Shareholders, to the knowledge of each
--------
Shareholder, jointly and severally represent and warrant to TranSwitch and Merger Sub as follows:

     3.1  Organization, Standing and Power; Subsidiaries.
          ----------------------------------------------

          (a) Alacrity is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition (as hereinafter defined) of Alacrity.

          As used in this Agreement, "Business Condition" with respect to any
                                      ------------------
Person (as defined below) means the business, financial condition, results of operations or assets (without giving effect to the consequences of the transactions contemplated by this Agreement, and other than changes in general economic conditions) of such Person or Persons including its Subsidiaries taken as a whole. In this Agreement, a "Subsidiary" of any Person means a
                                   ----------
corporation, partnership, limited liability company, joint venture or other entity of which such Person directly or indirectly owns or controls a majority of the equity interests or voting securities or other interests that are sufficient to elect a majority of the Board of Directors or other managers of such corporation, partnership, limited liability company, joint venture or other entity. References to Alacrity in this Agreement shall be deemed to include all Subsidiaries of Alacrity, if any, unless the context specifically requires otherwise. In this Agreement, "Person" means any natural person, corporation,
                               ------
partnership, limited liability company, joint venture or other entity.

          All Subsidiaries of Alacrity and their jurisdiction of incorporation are completely and correctly listed in Section 3.1 of the Alacrity Disclosure Schedule. Alacrity has delivered to TranSwitch complete and correct copies of the articles or certificate of incorporation, bylaws and/or other primary charter and organizational documents ("Charter Documents") of Alacrity, in each
                                       -----------------
case, as amended to the date hereof. The minute books and stock records of Alacrity, complete and correct copies of which have been delivered to TranSwitch, contain correct and complete records of all material proceedings and actions taken at all meetings of, or effected by written consent of, the shareholders of Alacrity and its Board of Directors, and all original issuances and subsequent transfers, repurchases and cancellations of Alacrity's capital stock. Section 3.1 of the Alacrity Disclosure Schedule contains a complete and correct list of the officers and directors of Alacrity.

          (b) Except for the Subsidiaries listed in Section 3.1 of the disclosure schedule, Alacrity has never owned, nor does it currently own, directly or indirectly, any capital stock or other equity securities of any corporation or have direct or indirect equity or ownership interest in any partnership, limited liability company, joint venture or other entity. All of the outstanding shares of capital stock of each Subsidiary of Alacrity are owned beneficially and of record by Alacrity, one of its other Subsidiaries, or any combination thereof, in each case free and clear of any security interests, liens, charges, restrictions, claims, encumbrances or assessments of any nature whatsoever ("Liens"); and there are no outstanding subscriptions, warrants,
             -----
options, convertible securities, or other rights (contingent or other) pursuant to which any of the Subsidiaries is or may become obligated to issue any shares of its capital stock to any Person other than Alacrity or one of the other Subsidiaries.

     3.2  Capital Structure.
          -----------------

          (a) The authorized capital stock of Alacrity consists (i) of 10,000,000 shares of Alacrity Common Stock, of which 2,011,118 shares are issued and outstanding as of the date of this Agreement and (ii) 4,744,391 shares of Preferred Stock of which 2,770,707 shares are designated as Series A Preferred Stock, of which 2,770,707 shares are issued and outstanding, and 1,973,684 shares are designated as Series B Preferred Stock, of which 1,655,127 shares are issued and outstanding. The Alacrity Disclosure Schedule sets forth all holders of Alacrity Common Stock and Preferred Stock and the number of shares owned. The Alacrity Disclosure Schedule also sets forth any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character (each, an "Alacrity
                                                                 --------
Option") to which Alacrity is a party or by which Alacrity may be bound
--------
obligating Alacrity to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Alacrity, or obligating Alacrity to grant, extend, or enter into any such option, warrant, call, conversion right, conversion payment, commitment, agreement, contract, understanding, restriction, arrangement or right.

          (b) All outstanding shares of Preferred Stock and of Alacrity Common Stock are, and any shares of Preferred Stock or Alacrity Common Stock issued upon exercise of any Outstanding Alacrity Options will be, validly issued, fully paid, nonassessable and not subject to any preemptive rights (other than those which have been duly waived), or to any agreement to which Alacrity is a party or by which Alacrity may be bound. Alacrity does not have outstanding any bonds, debentures, notes or other indebtedness the holders of which (i) have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of shares of Preferred Stock or Alacrity Common Stock on any matter ("Alacrity Voting Debt") or (ii) are or will become entitled to receive
         --------------------
any payment as a result of the execution of this Agreement or the completion of the transactions contemplated hereby.

     3.3  Authority.  The execution, delivery and performance of this Agreement
          ---------
and all other agreements contemplated hereby by Alacrity have been duly authorized by all necessary action of the Board of Directors of Alacrity, and if the Closing shall occur, shall have been duly authorized by all necessary action of the shareholders of Alacrity. Certified copies of the resolutions adopted by the Board of Directors of Alacrity and its shareholders approving this Agreement, all other agreements contemplated hereby and the Merger have been or will be provided to TranSwitch prior to the Closing. Alacrity has duly and validly executed and delivered this Agreement and has, or prior to Closing, will have duly and validly executed and delivered all other agreements contemplated hereby, and each of this Agreement and such other agreements constitutes a valid, binding and enforceable obligation of Alacrity in accordance with its terms.

     3.4  Compliance with Laws and Other Instruments; Non-Contravention.
          -------------------------------------------------------------
Alacrity holds, and at all times has held, all licenses, permits and authorizations from all Governmental Entities (as defined below) necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules and regulations of all such Governmental Entities having jurisdiction over it or any part of its operations, excepting, however, when such failure to hold would not have a material adverse effect on Alacrity's Business Condition. There are no violations or claimed violations known by Alacrity of any such license, permit or authorization or any such statute, law, ordinance, rule or regulation, which such violation would have a material adverse effect on Alacrity's Business Condition. Assuming the receipt of all Consents (as defined below), neither the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by Alacrity and the Shareholders, nor the consummation of the Merger or any other transaction described herein, does or will, after the giving of notice, or the lapse of time, or otherwise, conflict with, result in a breach of, or constitute a default under, the Charter Documents of Alacrity or any federal, foreign, state or local court or administrative order or process, statute, law, ordinance, rule or regulation, or any contract, agreement or commitment to which Alacrity is a party, or under which Alacrity is obligated, or by which Alacrity or any of the rights, properties or assets of Alacrity are subject or bound; result in the creation of any Lien upon, or otherwise adversely affect, any of the rights, properties or assets of Alacrity; terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform or comply with, any contract, agreement or commitment to which Alacrity is a party, or under which Alacrity is obligated, or by which Alacrity or any of the rights, properties or assets of Alacrity are subject or bound; or accelerate, postpone or modify, or give any party the right to accelerate, postpone or modify, the time within which, or the terms and conditions under which, any liabilities, duties or obligations are to be satisfied or performed, or any rights or benefits are to be received, under any contract, agreement or commitment to which Alacrity is a party, or under which Alacrity may be obligated, or by which Alacrity or any of the rights, properties or assets of Alacrity are subject or bound; except when such violation, breach, default, creation of a Lien or similar act would not have a material adverse effect on Alacrity's Business Condition. Section 3.4 of the Alacrity Disclosure Schedule sets forth each agreement, contract or other instrument binding upon Alacrity requiring a notice or consent (by its terms or as a result of any conflict or other contravention required to be disclosed in the Alacrity Disclosure Schedule pursuant to the preceding provisions of this Section 3.4) as a result of the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by Alacrity and the Shareholders or the consummation of the Merger or any other transaction described herein (each such notice or consent, a "Consent"). No consent, approval, order, or authorization of or registration,
 -------
declaration, or filing with or exemption (also a "Consent") by, any court,
                                                  -------
administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign (each a "Governmental Entity") is
                                                      -------------------
required by or with respect to Alacrity or any of its Subsidiaries in connection with the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by Alacrity and the Shareholders or the consummation of the Merger or any other transaction described herein, except for the filing by Alacrity and Merger Sub of the appropriate Merger Documents with the Secretaries of State of the State of California and the State of Delaware.

     3.5  Technology and Intellectual Property Rights.
          -------------------------------------------

          (a)   For the purposes of this Agreement, "Alacrity Intellectual
                                                     ---------------------
Property" consists of the following intellectual property:
--------

          (i) all patents, trademarks, trade names, service marks, trade dress, copyrights and any renewal rights therefor, mask works, schematics, software, firmware, technology, manufacturing processes, supplier lists, customer lists, trade secrets, know-how, moral rights and applications and registrations for any of the foregoing;

          (ii) all documents, records and files relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for all intellectual property described herein;

          (iii) all other tangible or intangible proprietary information and materials; and

          (iv) all license and other rights in any third party product or any third party intellectual property described in (i) through (iii) above;

that are owned or held by or on behalf of Alacrity or that are being, and/or have been, used, or are currently under development for use, in the business of Alacrity as it has been, is currently or is currently planned to be conducted; provided, however, that Alacrity Intellectual Property will not include any intellectual property of any third party software.

          (b) Section 3.5 of the Alacrity Disclosure Schedule lists: (i) all patents, copyright registrations, mask works, registered trademarks, registered service marks, trade dress, any renewal rights for any of the foregoing, and any applications and registrations for any of the foregoing, that are included in Alacrity Intellectual Property and owned by or on behalf of Alacrity; (ii) all hardware products and tools, software products and tools and services that are currently published, offered, or under development by Alacrity; and (iii) all licenses, sublicenses and other agreements to which Alacrity is a party and pursuant to which Alacrity or any other person is authorized to use any Alacrity Intellectual Property or exercise any other right with regard thereto. The disclosures described in (iii) hereof include the identities of the parties to the relevant agreements, a description of the nature and subject matter thereof, the term thereof and the applicable royalty or summary of any formula or procedure for determining such royalty.

          (c) Alacrity Intellectual Property consists solely of items and rights that are either: (i) owned solely by Alacrity; (ii) rightfully used or authorized for use by Alacrity and its successors pursuant to a valid license, and none of such items or rights are in the public domain or are "free-ware" or "shareware". All Alacrity Intellectual Property that consists of license or other rights to third party property is separately set forth in Section 3.5 of the Alacrity Disclosure Schedule. Alacrity has all rights in Alacrity Intellectual Property necessary to carry out Alacrity's current, former and currently planned future activities, including without limitation rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, assign and sell Alacrity Intellectual Property in all geographic locations and fields of use, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses.

          (d) Alacrity is not, nor as a result of the execution or delivery of this Agreement and all other agreements contemplated hereby, or performance of Alacrity's obligations hereunder or the consummation of the Merger, will Alacrity be, in violation of any license, sublicense or other agreement relating to any Alacrity Intellectual Property to which Alacrity is a party or otherwise bound. Alacrity is not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by Alacrity or TranSwitch, as successor to Alacrity, in Alacrity Intellectual Property.

          (e) The use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any product, work, technology, service or process as used, provided, or offered at any time, or as proposed for use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights, by Alacrity does not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy, or right in personal data of any Person. No claims (i) challenging the validity, effectiveness, or ownership by Alacrity of any Alacrity Intellectual Property, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale, or any other exercise of rights in any product, work, technology, service, or process as used, provided or offered at any time, or as proposed for use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights, by Alacrity infringes or will infringe on any intellectual property or other proprietary or personal right of any Person have been asserted to Alacrity or, to the knowledge of Alacrity (as defined below), are threatened by any Person nor are there any valid grounds for any bona fide claim of any such kind. There are no legal or governmental proceedings, including interference, re-examination, reissue, opposition, nullity, or cancellation proceedings pending that relate to any Alacrity Intellectual Property, other than review of pending applications for patent, and Alacrity is not aware of any information indicating that such proceedings are threatened or contemplated by any Governmental Entity or any other Person. All granted or issued patents and mask works and all registered trademarks and copyright registrations owned by Alacrity are valid, enforceable and subsisting. To the knowledge of Alacrity, there is no unauthorized use, infringement, or misappropriation of any Alacrity Intellectual Property by any third party, employee or former employee.

          (f) Section 3.5 of the Alacrity Disclosure Schedule separately lists all parties (other than employees) who have created any portion of, or otherwise have any rights in or to, such Alacrity Intellectual Property other than Alacrity Intellectual Property that is licensed to Alacrity. Alacrity has secured from all parties who have created any portion of, or otherwise have any rights in or to, Alacrity Intellectual Property valid and enforceable written assignments of any such work or other rights to Alacrity and has provided true and complete copies of such assignments to TranSwitch.

          (g) Alacrity has obtained written agreements from all employees and from third parties with whom Alacrity, to its knowledge, has shared confidential proprietary information (i) of Alacrity or (ii) received from others that Alacrity is obligated to treat as confidential and to obtain the written agreement of employees and others to keep confidential, that agreements require such employees and third parties to keep such information confidential in accordance with the terms thereof. Alacrity has made available copies of such written agreements, as executed, to TranSwitch.

     3.6  Financial Statements; Business Information.
          ------------------------------------------

          (a) Alacrity has delivered to TranSwitch an unaudited balance sheet (the "Unaudited Balance Sheet") as of June 30, 2000 (the "Unaudited Balance
      -----------------------                             -----------------
Sheet Date") and audited balance sheets (the "Audited Balance Sheets") as of
----------                                    ----------------------
June 30, 1999 (the "Audited Balance Sheet Date"), June 30, 1998 and 1997,
                    --------------------------
unaudited statements of income and cash flows for the twelve-month period ended June 30, 2000 and audited statements of income and cash flows for the fiscal years ended June 30, 1997, 1998 and 1999 (all of such balance sheets and statements of income and cash flows are collectively referred to as the "Financial Statements"). The Financial Statements: (i) are in accordance with
---------------------
the books and records of Alacrity; (ii) present fairly, in all material respects, the financial position of Alacrity as of the date indicated and the results of its operations and cash flows for such periods; and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied (subject, in the case of unaudited statements, to the absence of footnote disclosure and in the case of interim statements to year-end adjustments, which will not be material either individually or in the aggregate and except as described in the Section 3.6 of the Alacrity Disclosure Schedule). As of the Unaudited Balance Sheet Date, there were no material liabilities, claims or obligations of any nature, whether accrued, absolute, contingent, anticipated or otherwise, whether due or to become due, that are not shown or provided for either in the Unaudited Balance Sheet or Section 3.6 of the Alacrity Disclosure Schedule, and since the Unaudited Balance Sheet Date, Alacrity has incurred no liabilities, claims or obligations of any nature, whether accrued, absolute, contingent, anticipated or otherwise other than in the ordinary course of business and except for liabilities incurred by Alacrity in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated herein.

          (b) All of the accounts, notes and other receivables which are reflected in the Unaudited Balance Sheet were acquired in the ordinary course of business; and, except to the extent reserved against in the Unaudited Balance Sheet, all of the accounts, notes and other receivables which are reflected therein have been collected in full, or are good and collectible, in the ordinary course of business; and all of the accounts, notes and other receivables which have been acquired by Alacrity since the Unaudited Balance Sheet Date were acquired in the ordinary course of business and have been collected in full, or are good and collectible, subject to an appropriate reserve determined in a manner consistent with past practices of Alacrity, in the ordinary course of business. No accounts, notes or other receivables are contingent upon the performance by Alacrity of any obligation or contract. No Person has any Lien on any of such receivables and no agreement for deduction or discount has been made with respect thereto.

          (c) The business information previously prepared by Alacrity and delivered to TranSwitch was prepared in good faith, based on assumptions Alacrity deems reasonable, was prepared for planning purposes, although no assurances are given that Alacrity will engage in the activities described therein or achieve the results projected therein.

          3.7  Taxes.
               -----

          (a)  The term "Taxes" as used herein means all federal, state, local
                         -----
and foreign income taxes, alternative or add-on minimum taxes, estimated, gross income, gross receipts, sales, use, property gains, ad valorem, registration, value added, transfer, franchise, capital profits, lease, service, license, withholding, payroll, employment, social security, medicare, excise, severance, stamp, occupation, premium, property, environmental (including taxes under Code
Section 59A) or windfall profit taxes, customs duties and other taxes, governmental fees and other like assessments and charges of any kind whatsoever, whether disputed or not, together with all interest, penalties, additions to tax and additional amounts with respect thereto, and the term "Tax" means any one of
                                                           ---
the foregoing Taxes.  The term "Tax Returns" as used herein means all returns,
                                -----------
declarations, reports, claims for refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof, and the term "Tax Return" means any one of
                                                    ----------
the foregoing Tax Returns.

          (b) Alacrity has timely filed all Tax Returns required to be filed and has timely paid all Taxes owed (whether or not shown or required to be shown on any Tax Returns). Alacrity has timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, stockholder, independent contractor, or other third party. All Tax Returns filed by Alacrity were complete and correct in all respects. None of the Tax Returns filed by Alacrity or Taxes payable by Alacrity have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any Governmental Entity, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or, to the knowledge of Alacrity, threatened. Alacrity is not currently the beneficiary of any extension of time within which to file any Tax Return, and Alacrity has not waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency, except as a result of obtaining an extension of time to file any Tax Return. All material elections with respect to Taxes affecting Alacrity are set forth in the Financial Statements or in Section 3.7 of the Alacrity Disclosure Schedule. None of the Tax Returns filed by Alacrity contains a disclosure statement under former Section 6661 of the Code or Section 6662 of the Code (or any similar provision of state, local or foreign Tax law). Alacrity is not a party to any Tax sharing agreement or similar arrangement. Alacrity has never been a member of a group filing a consolidated federal income Tax Return, or a consolidated, combined or other affiliated group state, local or foreign Tax Return, and Alacrity does not have any liability for the Taxes of any Person (other than Alacrity) under Treasury Regulation

Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax law), as a transferee or successor, by contract, or otherwise.

          (c) Alacrity is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code) or (ii) any amount for which a deduction would be disallowed or deferred under Section 162 or Section 404 of the Code. Alacrity has not made any change in accounting method or practice and has not agreed to make any adjustment under Section 481(a) of the Code (or any corresponding provision of state, local or foreign law) by reason of a change in accounting method or otherwise, and Alacrity will not be required to make any such adjustment as a result of the transactions set forth in this Agreement. Alacrity does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country. None of the assets of Alacrity directly or indirectly secures any debt, the interest on which is tax exempt under
Section 103(a) of the Code. None of the assets of Alacrity is "tax-exempt use property" within the meaning of Section 168(h) of the Code. No written claim has ever been made by any Governmental Entity in a jurisdiction where Alacrity does not file Tax Returns that it is or may be subject to Tax in that jurisdiction. Alacrity has not participated in an international boycott as defined in Section 999 of the Code. None of the shares of outstanding capital stock of Alacrity are subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, except as disclosed in Section 3.7 of the Alacrity Disclosure Schedule.

          (d) There are no Liens for Taxes (other than for Taxes not yet due and payable) upon the assets of Alacrity. The unpaid Taxes of Alacrity attributable to all periods (or portions thereof) ending on or before the Closing did not, as of the Unaudited Balance Sheet Date, exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the Unaudited Balance Sheet, and will not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with reasonable past custom and practice of Alacrity in filing its Tax Returns (taking into account any Taxes incurred as a result of the transactions contemplated by this Agreement). Alacrity has not incurred and will not incur any Taxes subsequent to the Unaudited Balance Sheet Date through the Closing except in the ordinary course of business. Section 3.7 of the Alacrity Disclosure Schedule sets forth Alacrity's Tax basis in each of its assets or group thereof. Alacrity is not a party to any joint venture, partnership, limited liability company or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

          (e) Alacrity has never filed a consent pursuant to Section 341(f) of the Code, relating to collapsible corporations. Alacrity and its shareholders have not made any election for Alacrity to be treated as an "S corporation", as that term is defined in Section 1361(a) of the Code, for federal income tax purposes or under the comparable provisions of the laws of California or any other applicable jurisdiction.

          (f)  Reserved.

          (g) Schedule 3.7(h) contains a list of all jurisdictions (whether domestic or foreign) in which any Tax is properly payable or in which any Tax Return is required to be filed by Alacrity.

          (h) By reason or as a result of the transactions contemplated by this Agreement, (i) no Tax will be imposed on Alacrity under the Code or corresponding provisions of the laws of California or any other domestic or foreign jurisdiction in which any Tax is properly payable or in which any Tax Return is required to be filed by Alacrity; (ii) TranSwitch, Merger Sub and Alacrity will not incur any withholding Tax liability except with respect to cash in lieu of fractional shares; and (iii) none of TranSwitch, Alacrity or Merger Sub will incur any transfer, sales, use, gross receipts, gains, documentary, stamp, or similar Tax liability.

          (i) In the Merger, the shareholders of Alacrity will exchange shares of Alacrity stock representing "Control" of Alacrity, as that term is defined in Section 368(c) of the Code (meaning at least eighty percent (80%) of the total combined voting power of all classes of stock of Alacrity entitled to vote and at least eighty percent (80%) of the total number of shares of each other class of stock of Alacrity), solely for voting stock of TranSwitch. For purposes of this representation and those set out in the succeeding subsections of this Section 3.7, the "stock" of Alacrity shall include any interest (whether represented by a certificate, instrument, or otherwise) that may be treated as an equity interest in Alacrity under applicable principles of federal income tax law. In addition, at the Effective Time of the Merger, Alacrity will have no outstanding warrants, options, or convertible securities or any other type of right outstanding pursuant to which any Persons could acquire shares of Alacrity stock or any other equity interest in Alacrity that, if exercised, could affect TranSwitch's acquisition or retention of Control of Alacrity within the meaning of Section 368(c) of the Code.

          (j) At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Alacrity before the Merger will continue to be held by Alacrity after the Merger. For the purpose of determining the percentage of Alacrity's net and gross assets held by Alacrity after the Merger, the following assets will be treated as property held by Alacrity before but not after the Merger:
(i) assets disposed of by Alacrity before or after the Merger and in contemplation thereof (including, without limitation, any asset disposed of by Alacrity, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending on the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with TranSwitch regarding the Merger (the "Pre-Merger Period")); (ii) assets
                                           -----------------
used by Alacrity, before or after the Merger, to pay stockholders perfecting appraisal rights or to pay other expenses or liabilities incurred in connection with the Merger; (iii) assets used to make distribution, redemption or other payments in respect of shares of Alacrity stock or rights to acquire such stock (including payments treated as such for Tax purposes) that are made in contemplation of the Merger or that are related thereto; and (iv) assets used by Alacrity, before or after the Merger, to pay expenses incurred in connection with the Merger.

          (k) Alacrity operates an historic business or owns a significant portion of its historic business assets within the meaning of Treasury Regulations Section 1.368-1(d).

          (l) The liabilities of Alacrity have been incurred by Alacrity in the ordinary course of business.

          (m) Neither Alacrity nor any "related person" (as defined under Treasury Regulation Sections 1.368-1(e)(3), (4) or (5)) has or will have, in contemplation of the Merger (including without limitation pursuant to a plan or intent existing during the Pre-Merger Period), acquired stock of Alacrity (other than in exchange for Tiger Common Stock in the Merger or Alacrity capital stock) through a purchase or sale, exchange, transfer, pledge, disposition, or any other transaction that may result in a direct or indirect transfer of the burdens or benefits of ownership, or redeemed or made distributions with respect to Alacrity stock, directly or through any transaction, agreement or arrangement with any other person;

          (n) Neither Alacrity nor any of its current or former subsidiaries has been either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in any distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

     3.8  Absence of Certain Changes and Events.  Since the Unaudited Balance
          -------------------------------------
Sheet Date, there has not been:

          (a) Any transaction involving more than $50,000 entered into by Alacrity other than in the ordinary course of business and consistent with past practice ("Ordinary Course of Business"); any change (or any development or
           ---------------------------
combination of developments of which Alacrity has knowledge which is reasonably likely to result in such a change) in Alacrity's Business Condition, other than changes in the ordinary course of business which in the aggregate have not been and are not expected to be materially adverse to Alacrity's Business Condition; or, without limiting the foregoing, any loss of or damage to any of the properties of Alacrity due to fire or other casualty or other loss, whether or not insured, amounting to more than $50,000 in the aggregate;

          (b) Any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Alacrity, or any repurchase, redemption, retirement or other acquisition by Alacrity of any outstanding shares of capital stock, any Alacrity Option, or other securities of, or other equity or ownership interests in, Alacrity;

          (c) Any discharge or satisfaction of any Lien or payment or satisfaction of any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than current liabilities shown on the Unaudited Balance Sheet and current liabilities incurred since the Unaudited Balance Sheet Date in the ordinary course of business;

          (d) Any change in the Charter Documents of Alacrity or any amendment of any term of any outstanding security of Alacrity;

          (e) Any incurrence, assumption or guarantee by Alacrity of any indebtedness for borrowed money other than in the ordinary course of business and in an aggregate amount exceeding $50,000;

          (f)   Any creation or assumption by Alacrity of any Lien on any asset;

          (g) Any making of any loan, advance or capital contributions to, or investment in, any Person;

          (h) Any sale, lease, pledge, transfer or other disposition of any material capital asset;

          (i) Any material transaction or commitment made, or any material contract or agreement entered into, by Alacrity relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Alacrity of any contract or other right;

          (j) Any (A) grant of any severance or termination pay to any director, officer or employee of Alacrity, (B) entering into of any employment, severance, management, consulting, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Alacrity, (C) change in benefits payable under existing severance or termination pay policies or employment, severance, management, consulting or other similar agreements, (D) change in compensation, bonus or other benefits payable to directors, officers or employees of Alacrity or (E) change in the payment or accrual policy with respect to any of the foregoing;

          (k) Any labor dispute or any activity or proceeding by a labor union or representative thereof to organize any employees of Alacrity, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of Alacrity;

          (l) Any notes or accounts receivable or portions thereof written off by Alacrity as uncollectible in an aggregate amount exceeding $50,000;

          (m) Any issuance or sale of any stock, bonds, phantom stock interest or other securities of which Alacrity is the issuer, or the grant, issuance or change of any stock options, warrants, or other rights to purchase securities of Alacrity or phantom stock interest in Alacrity;

          (o) Any cancellation of any debts or claims or waiver of any rights of substantial value in an aggregate amount exceeding $50,000;

          (p) Any sale, assignment or transfer of any Alacrity Intellectual Property or other similar assets, including licenses therefor;

          (q) Any capital expenditures, or commitment to make any capital expenditures, for additions to property, plant or equipment in an aggregate amount exceeding $50,000;

          (r) Payment of any amounts to, or liability incurred to or in respect of, or sale of any properties or assets (real, personal or mixed, tangible or intangible) to, or any transaction or any agreement or arrangement with, any corporation or business in which Alacrity or any of its corporate officers or directors, or any "affiliate" or "associate" (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act") of any such Person, has any direct or indirect ownership
      --------------
interests; or

          (s) Any agreement undertaking or commitment to do any of the foregoing.

     3.9  Real Property.  All real property leases, subleases and occupancy
          -------------
agreements as to which Alacrity is a party and any amendments or modifications thereof (i) are listed in Section 3.9 of the Alacrity Disclosure Schedule (each a "Lease" and collectively, the "Leases"), and (ii) are valid, in full force and
   -----                         ------
effect and enforceable, and there are no existing defaults on the part of Alacrity. Alacrity has not received or given notice of default or claimed default with respect to any Lease, nor is there any event that with notice or lapse of time, or both, would constitute a default on the part of Alacrity or any landlord thereunder. In addition, copies of any non-disturbance agreements which relate to any of the Leases are listed in Section
3.9 of the Alacrity Disclosure Schedule. All rent and other sums and charges payable by Alacrity under each Lease have been paid through the date hereof and shall be paid by Alacrity through the Closing. The premises demised under each of the Leases and the improvements, equipment and fixtures therein are in good operating condition and repair. To the knowledge of Alacrity, the premises demised under each of the Leases (i) is in compliance with all applicable laws,
(ii) is not subject to any official complaint or notice of violation of any applicable zoning ordinance or building code, (iii) is not subject to any use or occupancy restriction, and (iv) is not subject to and pending or threatened condemnation proceeding. The execution, delivery and performance of this Agreement will not give others any rights of termination, default, acceleration or cancellation of any of the Leases. Alacrity does not own, or have options to purchase, any real property.

     3.10  Personal Property.  Alacrity has good and marketable title, free and
           -----------------
clear of all title defects and Liens (including, without limitation, leases, chattel mortgages, conditional sale contracts, purchase money security interests, collateral security arrangements and other title or interest-retaining agreements) to all inventory, receivables, furniture, machinery, equipment and other personal property, tangible or otherwise, reflected on the Unaudited Balance Sheet or used in Alacrity's business, except for acquisitions and dispositions since the Unaudited Balance Sheet Date in the ordinary course of business. The Alacrity Disclosure Schedule lists (i) all computer equipment and (ii) all other personal property, in each case having a depreciated book value of $10,000 or more, which are used by Alacrity in the conduct of its business, and all such equipment and property, in the aggregate, is in good operating condition and repair, reasonable wear and tear excepted. There is no asset used or required by Alacrity in the conduct of its business as presently operated which is not either owned by it or licensed or leased to it.

     3.11  Certain Transactions.  Except for (a) relationships with Alacrity as
           --------------------
an officer, director, or employee thereof (and compensation by Alacrity in consideration of such services) and (b) relationships with Alacrity as shareholders or option holders therein, none of the directors, officers, or shareholders of Alacrity, or any member of any of their families, is presently a party to, or was a party to during the year preceding the date of this Agreement, any transaction, or series of similar transactions, with Alacrity, in which the amount involved exceeds $60,000, including, without limitation, any contract, agreement, or other arrangement (i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any such Person or any other Person in which any such Person has or had a 5%-or-more interest (as a shareholder, partner, beneficiary, or otherwise) or is or was a director, officer, employee, or trustee. None of Alacrity's officers or directors has any interest in any property, real or personal, tangible or intangible, including inventions, copyrights, trademarks, or trade names, used in or pertaining to the business of Alacrity, or any supplier, distributor, or customer of Alacrity, except for the normal rights of a shareholder, and except for rights under existing employee benefit plans.

     3.12  Litigation and Other Proceedings.  There is no action, suit, claim,
           --------------------------------
investigation or proceeding (or any basis therefor known to Alacrity) pending against or, to the knowledge of Alacrity, threatened against Alacrity or its properties and assets before any court or arbitrator or any Governmental Entity. Alacrity is not subject to any order, writ, judgment, decree, or injunction that has a material adverse effect on Alacrity's Business Condition.

     3.13  No Defaults.  Alacrity is not, nor has Alacrity received notice that
           -----------
it would be with the passage of time, in default or violation of any term, condition, or provision of (i) the Charter Documents; (ii) any judgment, decree, or order applicable to Alacrity; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument to which Alacrity is now a party or by which it or any of its properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a material adverse effect on the Business Condition of Alacrity.

     3.14  Major Contracts.  Alacrity is not a party to or subject to:
           ---------------

          (a) Any union contract, or any employment contract or arrangement (other than "at-will" employment arrangements) providing for future compensation, written or oral, with any officer, consultant, director, or employee;

          (b) Any plan or contract or arrangement, written or oral, providing for bonuses, pensions, deferred compensation, retirement payments, profit-sharing or the like;

          (c) Any joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits;

          (d) Any OEM agreement, reseller or distribution agreement, volume purchase agreement, corporate end user sales or service agreement, reproduction or replication agreement or manufacturing agreement in which the amount involved exceeds annually, or is expected to exceed in the aggregate over the life of the contract, $50,000 or pursuant to which Alacrity has granted or received manufacturing rights, most favored nation pricing provisions, or exclusive marketing, production, publishing or distribution rights related to any product, group of products or territory;

          (e) Any lease for personal property in which the amount of payments which Alacrity is required to make on an annual basis exceeds $50,000;

          (f) Any agreement, license, franchise, permit, indenture, or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired, or adversely affected by reason of the execution of this Agreement and all other agreements contemplated hereby, the consummation of the Merger, or the consummation of the transactions contemplated hereby or thereby;

          (g) Except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise which individually is in the amount of $50,000 or more;

          (h) Any license agreement, either as licensor or licensee (excluding nonexclusive hardware and software licenses granted to distributors or end-users and commercially available in-licensed software applications);

          (i) Any contract or agreement containing covenants purporting to limit Alacrity's freedom to compete in any line of business in any geographic area; or

          (j) Any contract or agreement, not elsewhere specifically disclosed pursuant to this Agreement, involving the payment or receipt by Alacrity of more than $50,000 in the aggregate.

     All contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments and other commitments which are listed in the Alacrity Disclosure Schedule pursuant to this Section 3.14 are valid and in full force and effect and Alacrity has not, nor, to the knowledge of Alacrity, has any other party thereto, breached any material provisions of, or entered into default in any material respect under the terms thereof. Since the Unaudited Balance Sheet Date, Alacrity has not amended, modified or terminated the terms of the contracts or agreements referred to in this Section 3.14 unless such amendment, modification or termination was in the ordinary course of business and Alacrity has provided TranSwitch with written notification of such. Alacrity is not party to any contract, arrangement, plan, agreement, lease, franchise, permit, indenture, authorization, instrument or other commitment which, upon or as a result of the occurrence of the Closing, requires or will require in the future the payment of any amount or the incurrence of any obligation by Alacrity or its successor(s) in interest or increases the amount otherwise payable or the amount or nature of any obligation otherwise owing currently or in the future.

     3.15  Material Reductions.  To Alacrity's knowledge, none of the parties to
           -------------------
any of the contracts identified in the Alacrity Disclosure Schedule pursuant to
Section 3.14 have terminated, or, to the knowledge of Alacrity, in any way expressed to Alacrity an intent to reduce or terminate the amount of its business with Alacrity in the future.

     3.16  Insurance and Banking Facilities.  Section 3.16 of the Alacrity
           --------------------------------
Disclosure Schedule contains a complete and correct list of (i) all contracts of insurance or indemnity of Alacrity in force at the date of this Agreement (including name of insurer or indemnitor, agent, annual premium, coverage, deductible amounts and expiration date) and (ii) the names and locations of all banks in which Alacrity has accounts or safe deposit boxes, the designation of each such account and safe deposit box, and the names of all persons authorized to draw on or have access to each such account and safe deposit box. All premiums and other payments due from Alacrity with respect to any such contracts of insurance or indemnity have been paid, and Alacrity does not know of any fact, act, or failure to act which has or might cause any such contract to be canceled or terminated. All known claims for insurance or indemnity have been presented.

     3.17  Employees.  Section 3.17 of the Alacrity Disclosure Schedule sets
           ---------
forth a list of (a) the names, titles, salaries and all other compensation of all salaried Alacrity employees (such term meaning permanent and temporary, full-time and part-time employees) and (b) the wage rates for non-salaried Alacrity employees (by classification). Any persons engaged by Alacrity as independent contractors, rather than employees, have been properly classified as such and have been so engaged in accordance with all applicable federal, foreign, state or local laws. No employee has stated to Alacrity that such employee intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within six months after the Closing Date. Hours worked by and payments made to employees of Alacrity have not been in violation of the Fair Labor Standards Act or any other applicable federal, foreign, state or local laws dealing with such matters. Alacrity is not and, except as disclosed in Section 3.17 of the Alacrity Disclosure Schedule, never has been engaged in any dispute or litigation with an employee or former employee regarding matters pertaining to intellectual property or assignment of inventions. Alacrity has never been and, to the knowledge of Alacrity, is not now subject to a union organizing effort. Each of Alacrity's employees has complied with all applicable immigration and naturalization laws, regulations and other directives or guidelines applicable to such employee. Alacrity does not have any written contract of employment or other employment, severance or similar agreement with any of its employees or any established policy or practice relating thereto, and all of its employees are employees-at-will. Alacrity is not a party to any pending, or to Alacrity's knowledge, threatened, labor dispute. Alacrity has complied in all material respects with all applicable federal, state and local laws, ordinances, rules and regulations and requirements relating to the employment of labor, including but not limited to the provisions thereof relating to wages, hours, collective bargaining and ensuring equality of opportunity for employment and advancement of minorities and women. There are no claims pending, or, to the knowledge of Alacrity, threatened to be brought, in any court or administrative agency by any former or current Alacrity employees for compensation, pending severance benefits, vacation time, vacation pay or pension benefits, or any other claim threatened or pending in any court or administrative agency from any current or former employee or any other Person arising out of Alacrity's status as employer, whether in the form of claims for employment discrimination, harassment, unfair labor practices, grievances, wrongful discharge, or otherwise.

     3.18  Employee Benefit Plans.  Each Plan (as defined below) covering
           ----------------------
active, former, or retired employees of Alacrity or any ERISA Affiliate (as defined below) is listed in Section 3.18 of the Alacrity Disclosure Schedule. "Plan" means any employee benefit plan as defined in Section 3(3) of ERISA (as
 ----
defined below) and also includes any employment, severance or similar contract, arrangement or policy (written or oral) and each plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, phantom stock, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits. Alacrity has made available to TranSwitch a copy of each Plan, and where applicable, any related trust agreement, annuity, or insurance contract. All annual reports (Form 5500) required to be filed with the Internal Revenue Service have been timely filed, and Alacrity has provided copies of the three most recently filed Form 5500 for each applicable Plan. Each Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501 (a) of the Code is so qualified and had been so qualified during the period from its adoption to date, and has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Plan as to its qualified status under the Code or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Plan. No Plan is covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 412 of the Code. No
                                   -----
"prohibited transaction," as defined in ERISA Section 406 or Code Section 4975 has occurred with respect to any Plan, unless such a transaction was exempt from such rules. Each Plan has been maintained and administered in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plan. There are no pending or, to the best of Alacrity's knowledge, anticipated claims against or otherwise involving any of the Plans and no suit, action, or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought against or with respect to any Plan. All contributions, reserves, or premium payments to the Plan, accrued to the date hereof have been made or provided for. Neither Alacrity nor any entity which is considered one employer with Alacrity under Section 414 of the Code or Section 4001 of ERISA (each an "ERISA Affiliate") has ever maintained or contributed to or incurred or expects
 ---------------
to incur liability with respect to any Plan subject to Title IV of ERISA or any "multi-employer plan" within the meaning of Section 4001(a)(3) of ERISA. There are no restrictions on the rights of Alacrity or any ERISA Affiliate to amend or terminate any Plan without incurring any liability thereunder. There have been no amendments to, written interpretations of, or announcements (whether or not written) by Alacrity or any ERISA Affiliate relating to, or change in employee participation or coverage under, any Plan. Neither Alacrity nor any of its ERISA Affiliates have any current or projected liability in respect of post-employment or post-retirement welfare benefits for retired or former employees other than health care continuation benefits required to be provided under Section 4980B of the Code. No tax under Section 4980B or 4980D of the Code has been incurred in respect of any Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

     3.19  Certain Agreements.  Except as contemplated by this Agreement,
           ------------------
neither the execution and delivery of this Agreement and all other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby will: (i) result in any payment by Alacrity (including, without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee, or independent contractor of Alacrity under any Plan, agreement, or otherwise, (ii) increase any benefits otherwise payable under any Plan or agreement or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     3.20  Guarantees and Suretyships.  Alacrity has no powers of attorney
           --------------------------
outstanding (other than those issued in the ordinary course of business with respect to Tax matters), and Alacrity has no material obligations or liabilities (absolute or contingent) as guarantor, surety, cosigner, endorser, co-maker, indemnitor, or otherwise respecting the obligations or liabilities of any Person.

     3.21  Brokers and Finders.  Alacrity  has not retained any broker, finder,
           -------------------
or investment banker in connection with this Agreement or any of the transactions contemplated by this Agreement, nor does or will Alacrity owe any fee or other amount to any broker, finder, or investment banker in connection with this Agreement or the transactions contemplated by this Agreement.

     3.22  Certain Payments.  Neither Alacrity, nor to the knowledge of
           ----------------
Alacrity, any Person acting on behalf of Alacrity has, directly or indirectly, on behalf of or with respect to Alacrity: (i) made an unreported political contribution, (ii) made or received any payment which was not legal to make or receive, (iii) engaged in any material transaction or made or received any material payment which was not properly recorded on the books of Alacrity, (iv) created or used any "off-book" bank or cash account or "slush fund," or (v) engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977.

     3.23  Environmental Matters.  To the knowledge of Alacrity, (i) Alacrity
           ---------------------
has complied with all federal, state and local laws (including, without limitation, case law, rules, regulations, orders, judgments, decrees, permits, licenses and governmental approvals) which are intended to protect the environment and/or human health or safety (collectively, "Environmental Laws");
                                                          ------------------
(ii) Alacrity has not handled, generated, used, stored, transported or disposed of any material, substance or waste which is regulated by Environmental Laws ("Hazardous Materials"), except for reasonable amounts of ordinary office and/or
  -------------------
office-cleaning supplies which have been used in compliance with Environmental Laws;

(iii) there is not now, nor has there ever been, any underground storage tank or asbestos on any real property owned, operated or leased by Alacrity;
(iv) Alacrity has not conducted, nor is it aware of, any environmental investigations, studies, audits, tests, reviews or analyses, the purpose of which was to discover, identify, or otherwise characterize the condition of the soil, groundwater, air or the presence of Hazardous Materials at any real property owned, operated or leased by Alacrity; and (v) there are no "Environmental Liabilities". For purposes of this Agreement, "Environmental
                                                               -------------
Liabilities" are any claims, demands, or liabilities under Environmental Laws
-----------
which (i) arise out of or in any way relate to Alacrity's operations or activities, or any real property at any time owned, operated or leased by Alacrity, whether vested or unvested, contingent or fixed, actual or potential, and (ii) arise from or relate to actions occurring (including any failure to act) or conditions existing on or before the Closing Date.

     3.24  Enforceability of Contracts, etc.
           ---------------------------------

          (a) To the knowledge of Alacrity, no Person that is a party to any contract, agreement, commitment or plan to which Alacrity is a party has a valid defense, on account of non-performance or malfeasance by Alacrity, which would make any such contracts, agreement, commitment or plan not valid and binding upon or enforceable against such parties in accordance with their terms, except to the extent such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement or similar laws affecting the rights of creditors generally and usual equity principles.

          (b) Neither Alacrity, nor, to the knowledge of Alacrity, any other Person, is in breach or violation of, or default under, any material contract, agreement, arrangement, commitment or plan to which Alacrity is a party, and no event or action has occurred, is pending, or, to the knowledge of Alacrity, is threatened, which, after the giving of notice, or the lapse of time, or otherwise, would constitute a breach or a default by Alacrity or, to the knowledge of Alacrity, any other Person, under any material contract, agreement, arrangement, commitment or plan to which Alacrity is a party.

          (c) Any breach of, default or event of default under those certain Convertible Promissory Notes due May 31, 2000 in the aggregate principal amount of $1,200,000 issued by Alacrity to Triophy Investments, Ltd. and Current Ventures II, Ltd (the "Convertible Notes") has been irrevocably waived, and the
                       -----------------
term of such Convertible Notes has been validly extended to become due no sooner than the earlier of (i) the Effective Time or (ii) September 15, 2000 and the holders of certain Convertible Notes shall sell them to TranSwitch pursuant to the Purchase Agreement.

     3.25  Information Statement.   The information regarding Alacrity
           ---------------------
(including, for purposes of this Section 3.25, information regarding Alacrity's officers, directors and shareholders) included in the information to be sent to the shareholders of Alacrity in connection with the consideration and approval of the Merger and the other transactions contemplated by this Agreement (such information statement as amended or supplemented is referred to herein as the "Information Statement") will not, on the date the Information Statement (or any
 ---------------------
amendment thereof or supplement thereto) is first mailed to the shareholders of Alacrity, at the time of the execution and delivery of any written consent of the shareholders of Alacrity or the time of any shareholders meeting of Alacrity to approve the Merger, and at the Effective Time, contain any statement regarding Alacrity that, at such time and in light of the circumstances under which it will be made, is false or misleading in any material respect, or will omit to state any material fact regarding Alacrity necessary in order to make the statements made therein regarding Alacrity not false or misleading in any material respect; or omit to state any material fact regarding Alacrity necessary to correct any statement regarding Alacrity in any earlier communication with respect to the solicitation of the shareholders of Alacrity that has become false or misleading in any material respect. If at any time prior to the Effective Time any event relating to Alacrity should be discovered by Alacrity which should be set forth in an amendment or a supplement to the Information Statement, Alacrity will promptly inform TranSwitch. Notwithstanding the foregoing, Alacrity makes no representation or warranty with respect to any information regarding TranSwitch or Merger Sub which is contained in any of the foregoing documents.


     3.26  Disclosure.  Neither the representations or warranties made by
           ----------
Alacrity or the Shareholders in this Agreement, nor the Alacrity Disclosure Schedule or any other certificate executed and delivered by Alacrity or the Shareholders pursuant to this Agreement, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

     3.27  Reliance.  The foregoing representations and warranties are made by
           --------
Alacrity and the Shareholders with the knowledge and expectation that TranSwitch and Merger Sub are placing reliance thereon.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                              OF THE SHAREHOLDERS


     Each Shareholder severally represents and warrants to TranSwitch and Merger Sub as follows:

          (a) Subject to applicable community property laws, such Alacrity Shareholder is the lawful owner of the shares of Preferred Stock or Alacrity Common Stock to be exchanged for the Total TranSwitch Common Shares pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such shares of Preferred Stock or Alacrity Common Stock, free of all Liens.

          (b) Such Shareholder has, and on the Closing Date will have, full legal right, power and authority to enter into this Agreement and to sell and deliver the shares of Preferred Stock or Alacrity Common Stock owned by him, her or it in the manner provided herein. Such Shareholder has duly and validly executed this Agreement and has, or prior to the Closing, will have duly and validly executed and delivered all other agreements contemplated hereby, and each of this Agreement and such other agreements constitutes a valid, binding and enforceable obligation of such Shareholder in accordance with its terms.

          (c) The execution, delivery and performance of this Agreement and the other agreements contemplated hereby by such Shareholder, and the consummation of the transactions contemplated hereby or thereby, will not require, on the part of such Shareholder, any consent, approval, authorization or other order of, or any filing with, any Governmental Entity, or under any contract, agreement or commitment to which such Shareholder is a party or by which such Shareholder or property of such Shareholder is bound, and will not constitute a violation on the part of such Shareholder of any law, administrative regulation or ruling or court decree, or any contract, agreement or commitment, applicable to such Shareholder or property of such Shareholder.



                                   ARTICLE V

          REPRESENTATIONS AND WARRANTIES OF TRANSWITCH AND MERGER SUB


     TranSwitch and Merger Sub jointly and severally represent and warrant to Alacrity as follows:

     5.1  Organization and Qualification. TranSwitch is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition of TranSwitch. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware, is recently organized and has conducted no business activities, other than as contemplated by this Agreement.

     5.2  Capitalization. The authorized capital stock of TranSwitch consists of
          --------------
1,000,000 shares of preferred stock, $.001 par value per share, of which no shares are issued or outstanding or held in TranSwitch's treasury, and 300,000,000 shares of TranSwitch Common Stock, of which, as of June 30, 2000:
(a) 40,651,155 shares were validly issued and outstanding, fully paid and nonassessable and (b) 12,449,101 shares were reserved for issuance pursuant to TranSwitch's stock option and stock purchase plans for its employees and directors. Except for options and rights relating to shares described in clause
(b) of the preceding sentence, and except as set forth in Section 5.2 of the TranSwitch Disclosure Schedule or the Reports (as defined in Section 5.5), there are no options, warrants or other rights, agreements or commitments (contingent or otherwise) obligating TranSwitch to issue shares of its capital stock or any other securities convertible into or evidencing the right to subscribe to shares of its capital stock.

     5.3  Authority Relative to this Agreement.  The execution, delivery and
          ------------------------------------
performance of this Agreement and all other agreements contemplated hereby by TranSwitch and Merger Sub have been duly authorized by all necessary action of the Boards of Directors of TranSwitch and Merger Sub and shareholders of Merger Sub. Certified copies of the resolutions adopted by the Boards of Directors of TranSwitch and Merger Sub and TranSwitch as sole shareholder of Merger Sub approving this Agreement, all other agreements contemplated hereby and the Merger have been or will be provided to Alacrity prior to Closing. Each of TranSwitch and Merger Sub has duly and validly executed and delivered this Agreement and has, or prior to Closing, will have duly and validly executed and delivered all other agreements contemplated hereby to be executed by it, and each of this Agreement and such other agreements constitutes a valid, binding and enforceable obligation of each of TranSwitch and Merger Sub in accordance with its terms.

     5.4  Non-Contravention.  Assuming the accuracy of the representations and
          -----------------
warranties of Alacrity and its shareholders contained in the Agreement and the other agreements contemplated hereby, neither the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by TranSwitch and Merger Sub, nor the consummation of the Merger or any other transaction described herein, does or will, after the giving of notice, or the lapse of time, or otherwise, conflict with, result in a breach of, or constitute a default under, the Charter Documents of TranSwitch or Merger Sub or any federal, foreign, state or local court or administrative order or process, statute, law, ordinance, rule or regulation, or any contract, agreement or commitment to which TranSwitch is a party, or under which TranSwitch is obligated, or by which TranSwitch or any of the rights, properties or assets of TranSwitch are subject or bound; result in the creation of any Lien upon, or otherwise adversely affect, any of the rights, properties or assets of TranSwitch; terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform or comply with, any contract, agreement or commitment to which TranSwitch is a party, or under which TranSwitch is obligated, or by which TranSwitch or any of the rights, properties or assets of TranSwitch are subject or bound; or accelerate, postpone or modify, or give any party the right to accelerate, postpone or modify, the time within which, or the terms and conditions under which, any liabilities, duties or obligations are to be satisfied or performed, or any rights or benefits are to be received, under any contract, agreement or commitment to which TranSwitch is a party, or under which TranSwitch may be obligated, or by which TranSwitch or any of the rights, properties or assets of TranSwitch are subject or bound, other than any of the foregoing which would not have, individually or in the aggregate, a material adverse effect on Business Condition of TranSwitch.

     5.5  Reports and Financial Statements. TranSwitch has previously furnished
          --------------------------------
to Alacrity true and correct copies of its (i) Form 10-K for the period ended December 31, 1999, (ii) all other reports filed by it with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of
                          ----------
1934, as amended (the "Exchange Act") since January 1, 2000 and (iii) TranSwitch hereby agrees to furnish to Alacrity true and correct copies of all reports filed by it with the Commission after the date hereof prior to the Closing all in the form (including exhibits) so filed (collectively, the "Reports"). As of
                                                              -------
their respective dates, the Reports complied or will comply in all material respects with the then applicable published rules and regulations of the Commission with respect thereto at the date of their issuance and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, no additional filings or amendments to previously filed Reports are required pursuant to such rules and regulations. Each of the audited consolidated financial statements and unaudited interim financial statements included in TranSwitch's Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly presents the financial position of the entity or entities to which it relates as at its date or the results of operations, shareholders' equity or cash flows of such entity or entities (subject, in the case of unaudited statements, to the absence of footnote disclosure and in the case of unaudited interim statements to year-end adjustments, which will not be material either individually or in the aggregate, and except as described in Section 5.5 of the TranSwitch Disclosure Schedule).

     5.6  Validity of Total TranSwitch Common Shares. The Total TranSwitch
          ------------------------------------------
Common Shares to be issued in the Merger will, when issued, be, validly issued, fully paid and nonassessable.

     5.7   Consents and Approvals of Governmental Authorities. Assuming the
           --------------------------------------------------
accuracy of the representations and warranties of Alacrity and its shareholders contained in the Agreement and the other agreements contemplated hereby, except for (a) the requirements of state securities (or "Blue Sky") laws, (b) the
                                                  --------
filing and recording of the Merger Documents as provided by the California GCL and the Delaware GCL, (c) the filing of appropriate documents with the Nasdaq Stock Market and (d) the filing of a Form D and a Form 8-K with the Commission, if applicable, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be made or obtained by TranSwitch or Merger Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

     5.8   Absence of Certain Changes or Events.  Since June 30, 2000, there has
           ------------------------------------
not been any material adverse change in the Business Condition of TranSwitch.

     5.9   Information Statement.  The information regarding TranSwitch
           ---------------------
(including, for purposes of this Section 5.9, information regarding TranSwitch's officers, directors and shareholders) included in the Information Statement will not, on the date the Information Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of Alacrity, at the time of the execution and delivery of any written consent of the shareholders of Alacrity or the time of any shareholders meeting of Alacrity to approve the Merger, and at the Effective Time, contain any statement regarding TranSwitch that, at such time and in light of the circumstances under which it will be made, is false or misleading in any material respect, or will omit to state any material fact regarding TranSwitch necessary in order to make the statements made therein regarding TranSwitch not false or misleading in any material respect; or omit to state any material fact regarding TranSwitch necessary to correct any statement regarding TranSwitch in any earlier communication with respect to the solicitation of the shareholders of TranSwitch that has become false or misleading in any material respect. If at any time prior to the Effective Time any event relating to TranSwitch should be discovered by TranSwitch which should be set forth in an amendment or a supplement to the Information Statement, TranSwitch will promptly inform Alacrity.
Notwithstanding the foregoing, TranSwitch makes no representation or warranty with respect to any information regarding Alacrity which is contained in any of the foregoing documents.

     5.10  Disclosure.  Neither the representations or warranties made by
           ----------
TranSwitch in this Agreement, nor the TranSwitch Disclosure Schedule or any other certificate executed and delivered by TranSwitch pursuant to this Agreement, when taken together and with knowledge of the contents of the Reports, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

     5.11  Reliance.  The foregoing representations and warranties are made by
           --------
TranSwitch with the knowledge and expectation that Alacrity and the Shareholders are placing reliance thereon.

                                  ARTICLE VI

                             COVENANTS OF ALACRITY


          During the period from the date of this Agreement (except as otherwise indicated) and continuing until the earlier of the termination of this Agreement or the Effective Time, each of Alacrity and the Shareholders agree (except as expressly contemplated by this Agreement or otherwise permitted with TranSwitch's prior written consent):

     6.1  Conduct of Business in Ordinary Course.  Alacrity will carry on its
          --------------------------------------
business in the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable best efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers, consultants and employees and preserve its relationships with customers, suppliers and distributors and others having business dealings with it. Alacrity will confer on a regular and frequent basis with representatives of TranSwitch to report operational matters of a material nature and to report the general status of the ongoing operations of the business of Alacrity. The foregoing notwithstanding, Alacrity will not:

          (a) other than in the ordinary course of business consistent with prior practice, enter into any material commitment or transaction, including but not limited to any purchase of assets (other than raw materials, supplies or cash equivalents) for a purchase price in excess of $25,000;

          (b) grant or pay any bonus, severance or termination pay to any officer, director, independent contractor or employee of Alacrity;

          (c) enter into or amend any agreements pursuant to which any other party is granted support, service, marketing or publishing rights, other than in the ordinary course of business consistent with prior practice, or is granted distribution rights of any type or scope with respect to any products of Alacrity;

          (d) other than in the ordinary course of business consistent with prior practice, enter into or terminate any contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments, or commitments, or amend or otherwise change in any material respect the terms thereof in a manner adverse to Alacrity;

          (e) commence a lawsuit other than: (i) for the routine collection of bills, (ii) in such cases where Alacrity in good faith determines that failure to commence suit would result in a material impairment of a valuable aspect of Alacrity's business; provided, that Alacrity consults with TranSwitch prior to filing such suit, or (iii) for a breach of this Agreement or any agreement related hereto;

          (f) modify in any material respect existing discounts or other terms and conditions with dealers, distributors and other resellers of Alacrity's products or services in a manner adverse to Alacrity;

          (g) accelerate the vesting or otherwise modify any Alacrity Option, restricted stock or other outstanding rights or other securities;

          (h) take any action which would make any representation or warranty in this Agreement untrue or incorrect, as if made as of such time;

          (i) make any Tax election, except with the written approval of TranSwitch, which approval shall not be unreasonably withheld; or

          (j) agree in writing or otherwise to take any of the foregoing actions.

     6.2  Dividends, Issuance of, or Changes in Securities.  Alacrity will not:
          ------------------------------------------------
(i) declare or pay any dividends on or make other distributions to its shareholders (whether in cash, shares or property), (ii) issue, deliver, sell, or authorize, propose, or agree to, or commit to the issuance, delivery, or sale of any shares of its capital stock of any class, any Alacrity Voting Debt or any securities convertible into its capital stock, any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character obligating Alacrity to issue any such shares, Alacrity Voting Debt or other convertible securities except as any of the foregoing is required by Outstanding Alacrity Options;
(iii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Alacrity, (iv) repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or options or warrants related thereto, or (v) propose any of the foregoing.

     6.3  Governing Documents.  Alacrity will not amend its Charter Documents.
          -------------------

     6.4  No Acquisitions.  Alacrity will not authorize, recommend, propose or
          ---------------
announce an intention to authorize, recommend or propose, or enter into a letter of intent (whether or not binding), an agreement in principle or an agreement with respect to any merger, consolidation or business combination (other than the Merger), or any acquisition of assets or securities.

     6.5  No Dispositions.  Alacrity will not sell, lease, license, transfer,
          ---------------
mortgage, encumber or otherwise dispose of any of its material assets or cancel, release, or assign any material indebtedness or claim, except in the ordinary course of business.

     6.6  Indebtedness.  Alacrity will not incur any indebtedness for borrowed
          ------------
money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise.

     6.7  Compensation.  Except as provided in Section 9.2(l), Alacrity will
          ------------
not adopt or amend, or modify in any material respect, any Plan or pay any pension or retirement allowance not required by any existing Plan. Alacrity will not enter into or modify any employment or severance contracts, increase the salaries, wage rates or fringe benefits of its officers, directors or employees or pay bonuses or other remuneration except for current salaries, severance and other remuneration for which Alacrity is obligated under arrangements existing prior to the Unaudited Balance Sheet Date to which Alacrity is a party and which have been disclosed in the Alacrity Disclosure Schedule.

     6.8  Claims.  Alacrity will not settle any claim, action or proceeding,
          ------
except in the ordinary course of business consistent with prior practice.

     6.9   Access to Properties and Records. Subject to contractual and other
           --------------------------------
obligations, Alacrity will give TranSwitch and its representatives full access, at a place reasonably acceptable to Alacrity, during reasonable business hours and following reasonable notice but in such a manner as not unduly to disrupt the business of Alacrity, to its senior management, senior technical personnel, premises, properties, contracts, commitments, books, records and affairs, and will provide TranSwitch with such financial, technical and operating data and other information pertaining to its business as TranSwitch may request. With Alacrity's prior consent, which will not be unreasonably withheld, TranSwitch will be entitled in conjunction with Alacrity personnel to make appropriate inquiries of third parties in the course of its investigation.

     6.10  Breach of Representations and Warranties.  Alacrity will not take any
           ----------------------------------------
action that would cause or constitute a breach of any of the representations and warranties set forth in Article III or that would cause any of such representations and warranties to be inaccurate in any material respect or that would constitute a breach of any of its other obligations under this Agreement. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event that would cause or constitute such a breach or inaccuracy, Alacrity will give detailed notice thereof to TranSwitch and will use its reasonable best efforts to prevent or remedy promptly such breach or inaccuracy.

     6.11  Consents.  Alacrity will promptly apply for or otherwise seek and use
           --------
reasonable best efforts to obtain, all Consents, and make all filings with Governmental Entities, required with respect to the consummation of the Merger.

     6.12  Tax Returns.  Alacrity will promptly provide or make available to
           -----------
TranSwitch copies of all Tax Returns that have been filed or are filed prior to the Closing.

     6.13  Shareholder Approval.  Each of the Shareholders agrees to vote all of
           --------------------
such Shareholder's shares of Alacrity Common Stock for the approval of this Agreement and the appropriate Merger Documents as required by the California GCL.

     6.14  Preparation of Disclosure and Solicitation Materials.  As promptly as
           ----------------------------------------------------
practicable after the execution of this Agreement, Alacrity will promptly submit to its shareholders, information and documents relating to Alacrity, its business or operations, TranSwitch, its business or operations, the terms of the Merger and this Agreement as reasonably agreed by counsel to TranSwitch and Alacrity and intended to comply in all material respects with Regulation D under the Securities Act and the material facts concerning all payments which in the absence of shareholder approval would be "Parachute Payments" as defined in Code
Section 280G(b)(2), in form and substance satisfactory to TranSwitch and its counsel, to satisfy all requirements applicable to Alacrity of applicable state and federal securities laws, the California GCL and Code Section 280G(b)(5)(B) and the regulations thereunder. Alacrity will promptly set a record date, give notice of a special meeting, solicit consents and/or give notices to holders of Dissenting Shares so as to facilitate the Closing of the Merger as of the earliest practicable date.

     6.15  Exclusivity; Acquisition Proposals.  Unless and until this Agreement
           ----------------------------------
will have been terminated by either party pursuant to Article XI hereof and thereafter subject to Section 11.5, neither Alacrity nor any of the Shareholders will (and each will use its reasonable best efforts to ensure that none of its officers, directors, agents, representatives, shareholders or affiliates) take or cause or permit any Person to take, directly or indirectly, any of the following actions with any party other than TranSwitch and its designees: (i) solicit, encourage, initiate or participate in any negotiations, inquiries, or discussions with respect to any offer or proposal to acquire all or any significant part of Alacrity's business, assets or capital stock, whether by merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each of the foregoing, an "Acquisition
                                                           -----------
Transaction"), (ii) disclose, in connection with an Acquisition Transaction, any
-----------
information not customarily disclosed to any Person other than TranSwitch or its representatives concerning Alacrity's business or properties or afford to any Person other than TranSwitch or its representatives access to its properties, books, or records, except in the ordinary course of business and as required by law or pursuant to a governmental request for information, (iii) enter into or execute any agreement relating to an Acquisition Transaction, or (iv) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Transaction or any offer or proposal relating to an Acquisition Transaction other than with respect to the Merger. In the event that Alacrity is contacted by any third party expressing an interest in discussing an Acquisition Transaction, Alacrity will promptly notify TranSwitch of such contact and the identity of the party so contacting Alacrity.

     6.16  Notice of Events.  Throughout the period between the date of this
           ----------------
Agreement and the Closing, Alacrity will promptly advise and consult with TranSwitch regarding any and all material events and developments concerning its financial position, results of operations, assets, liabilities or business or any of the items or matters concerning Alacrity covered by the representations, warranties and covenants of Alacrity and the Shareholders contained in this Agreement.

     6.17  Reasonable Best Efforts.  Alacrity and each of the Shareholders will
           -----------------------
use their reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

     6.18  Insurance.  Alacrity will use its reasonable best efforts to maintain
           ---------
in force at the Effective Time policies of insurance of the same character and coverage as those described in the Alacrity Disclosure Schedule, and Alacrity will promptly notify TranSwitch in writing of any changes in such insurance coverage occurring prior to the Effective Time.


                                  ARTICLE VII

                            COVENANTS OF TRANSWITCH


     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time (or later where so indicated), TranSwitch and Merger Sub agree (except as expressly contemplated by this Agreement or with Alacrity's prior written consent):

     7.1  Breach of Representations and Warranties.  Neither TranSwitch nor
          ----------------------------------------
Merger Sub will take any action which would cause or constitute a breach of any of the representations and warranties set forth in Article V or which would cause any of such representations and warranties to be inaccurate in any material respect. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, TranSwitch will give detailed notice thereof to Alacrity and will use its reasonable best efforts to prevent or remedy promptly such breach or inaccuracy.

     7.2  Additional Information; Access.  TranSwitch will provide Alacrity and
          ------------------------------
its shareholders with the information relating to TranSwitch referred to in
Section 5.5 and the information relating to TranSwitch to be included in the Information Statement. In addition, TranSwitch will afford to Alacrity and to its counsel and to the persons expected to become shareholders of TranSwitch pursuant to the Merger access throughout the period prior to the Effective Time to its senior management and all other information concerning TranSwitch as Alacrity or such shareholder may reasonably request.

     7.3  Consents.  TranSwitch will promptly apply for or otherwise seek, and
          --------
use its reasonable best efforts to obtain, all consents and approvals, and make filings, required with respect to the consummation of the Merger.

     7.4  Reasonable Best Efforts.  Each of TranSwitch and Merger Sub will use
          -----------------------
its reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

     7.5  Officers and Directors.  TranSwitch agrees that all rights to
          ----------------------
indemnification existing on the date hereof in favor of the present or former officers and directors of Alacrity with respect to actions taken in their capacities as directors or officers of Alacrity prior to the Effective Time as provided in the Charter Documents of Alacrity (copies of which have been provided to TranSwitch) will survive the Merger and continue in full force and effect following the Effective Time and the obligations related thereto will be assumed by TranSwitch. Notwithstanding the foregoing the provisions of such Charter Documents will have no effect on the obligations of any shareholders of Alacrity pursuant to Article X of this Agreement or the Escrow Agreement.

     7.6  Nasdaq National Market Listing.  TranSwitch will use its reasonable
          ------------------------------
best efforts to cause a registration statement on Form S-3 registering the Total TranSwitch Common Shares to be filed no later than fifteen (15) days after the Effective Time (the "Initial Filing Date") and to be declared effective no later
                     -------------------
than six (6) weeks after the Initial Filing Date.

     7.7  Notice of Events.  Throughout the period between the date of this
          ----------------
Agreement and the Closing, TranSwitch will promptly advise and consult with Alacrity regarding any and all material adverse change to the representations, warranties and covenants of TranSwitch and Merger Sub contained in this Agreement.

     7.8  Third Party Beneficiaries.  Sections 7.5 and 7.6 will survive the
          -------------------------
consummation of the Merger, are intended to benefit the shareholders of Alacrity that receive Total TranSwitch Common Shares (the "New TranSwitch Shareholders"),
                                                  ---------------------------
will be binding on TranSwitch and its successors and assigns, and will be enforceable by the officers and directors of Alacrity and the New TranSwitch Shareholders.

                                 ARTICLE VIII

                             ADDITIONAL AGREEMENTS


     In addition to the foregoing, TranSwitch, Merger Sub, Alacrity and the Shareholders each agree to take the following actions after the execution of this Agreement.

     8.1  Investment Agreements.  All resales of TranSwitch Common Shares by the
          ---------------------
New TranSwitch Shareholders will be subject to the restrictions imposed by the investment agreements (the "Investment Agreements") in the form attached as
                            ---------------------
Exhibit 8.1 and the registration rights agreement (the "Registration Rights
-----------                                             -------------------
Agreement") in the form attached as Exhibit 8.2, each of which will be entered
---------                           -----------
into by each New TranSwitch Shareholder and TranSwitch. TranSwitch will be entitled to place the legends as referred to in the form of Investment Agreement on each certificate evidencing any TranSwitch Common Shares to be received by New TranSwitch Shareholders pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for TranSwitch Common Shares consistent with the terms of the Investment Agreements.

     8.2  Legal Conditions to the Merger.  Each of TranSwitch, Merger Sub,
          ------------------------------
Alacrity and the Shareholders will use all reasonable best efforts to take actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger. Each of TranSwitch, Merger Sub, Alacrity and the Shareholders will use all reasonable best efforts to take all actions to obtain (and to cooperate with the other parties in obtaining) any consent required to be obtained or made by Alacrity, Merger Sub, or TranSwitch in connection with the Merger, or the taking of any action contemplated thereby or by this Agreement.

     8.3  Employee Benefits.  (a)  Nothing contained herein will be considered
          -----------------
as requiring Alacrity or TranSwitch to continue any specific plan or benefit, or to confer upon any employee, beneficiary, dependent, legal representative or collective bargaining agent of such employee any right or remedy of any nature or kind whatsoever under or by reason of this Agreement, including without limitation any right to employment or to continued employment for any specified period, at any specified location or under any specified job category, except as specifically provided for in an offer letter or other agreement of employment. It is specifically understood that continued employment with Alacrity or employment with TranSwitch is not offered or implied for any other employees of Alacrity and any continuation of employment with Alacrity after the Closing will be at will except as specifically provided otherwise in an offer letter or other agreement of employment.

     (b) Following the Effective Time, TranSwitch, in its discretion, shall either: (i) continue (or cause Alacrity to continue) to maintain the Alacrity Employee Plans as in effect immediately prior to the Effective Time, or (ii) arrange for each participant in Alacrity Employee Plans ("Alacrity
                                                          --------
Participants") to participate in any similar plans of TranSwitch ("TranSwitch
------------                                                       ----------
Plans") in which similarly situated employees of TranSwitch participate, or
-----
(iii) a combination of clauses (i) and (ii). Each Alacrity Participant who continues to be employed by TranSwitch or any of its subsidiaries immediately following the Effective Time shall, to the extent permitted by law and applicable tax qualification requirements, and subject to any generally applicable break in service or similar rule, receive credit for purposes of eligibility to participate and vesting under TranSwitch Plans for years of service with Alacrity or its subsidiaries prior to the Effective Time. To the extent permitted by insurers of TranSwitch Plans, TranSwitch shall cause any and all pre-existing condition limitation eligibility waiting periods and evidence of insurability requirements under any group health plans to be waived with respect to so such Alacrity Participants and their eligible dependants and shall provide them with credit for any co-payments and deductibles prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under any TranSwitch Plans in which they are eligible to participate immediately after the Effective Time. Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein shall operate to duplicate nay benefit provided to any employee of Alacrity or the funding of any such benefit.

     8.4  Expenses.  Whether or not the Merger is consummated, all costs and
          --------
expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby, including investment banking, legal and accounting expenses, will be paid by the party incurring such expense; provided, however, that, in the event that the Merger is consummated as contemplated hereunder, TranSwitch shall pay at the Closing (i) fees of $65,000 payable to Deloitte and Touche LLP in full satisfaction of fees for services rendered unrelated to the Merger, such fees to be reimbursed to TranSwitch by the Shareholders, jointly and severally (without regard to Section 10.4); and (ii) any legal and accounting expenses up to $120,000 incurred by Alacrity on or after March 1, 2000; provided, however that any legal and accounting expenses in excess of $120,000 shall be borne or reimbursed by the Shareholders, and all investment banking expenses shall be borne by the Shareholders, jointly and severally (without regard to Section 10.4); provided, further, that Alacrity will estimate and itemize any such investment banking, legal and accounting expenses of Alacrity prior to Closing and provide TranSwitch with a copy of such estimate three days prior to the Closing; and provided, further, that the provisions of this Section 8.4 shall not be construed to relieve a party from liability resulting from such party's breach of this Agreement.

     8.5  Additional Agreements.  In case at any time after the Effective Time
          ---------------------
any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of Alacrity, the proper officers and directors of each corporation which is a party to this Agreement will take all such necessary action. Without limiting the foregoing, on or prior to the Closing Date, Alacrity will deliver to TranSwitch a properly executed statement satisfying the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) in a form reasonably acceptable to TranSwitch.

     8.6   Public Announcements.  Neither TranSwitch, Alacrity nor any of the
           --------------------
Shareholders will disseminate any press release or other announcement concerning this Agreement or the transactions contemplated herein to any third party (except to the directors, officers and employees of the parties to this Agreement whose direct involvement is necessary for the consummation of the transactions contemplated under this Agreement, to the attorneys, advisors and accountants of the parties hereto, or except as TranSwitch determines in good faith to be required by applicable law) without the prior written agreement of TranSwitch and Alacrity.

     8.7  Confidentiality. Alacrity and TranSwitch have entered into a Mutual
          ---------------
Non-Disclosure and Confidentiality Agreement dated as of April 4, 2000 concerning each party's obligations to protect the confidential information of the other party. Alacrity and TranSwitch each hereby affirm each of their obligations under such agreement. If this Agreement is terminated in accordance with Article XI hereof, TranSwitch will, and will cause its accountants, counsel and other representatives to deliver to

Alacrity all documents and other material, and all copies thereof, obtained by TranSwitch or on its behalf from Alacrity in connection with this Agreement, whether so obtained before or after the execution hereof, and will not disclose any such information or documents to any third parties or make any use of such. If this Agreement is terminated in accordance with Article XI hereof, Alacrity will, and will cause its accountants, counsel and other representatives to, deliver to TranSwitch all documents and other material, and all copies thereof, obtained by Alacrity or on its behalf or by a Shareholder from TranSwitch in connection with this Agreement, whether so obtained before or after the execution hereof, and will not disclose any such information or documents to any third parties or make any use of such.

     8.8  Tax Free Reorganization
          -----------------------

          (a) TranSwitch and Alacrity agree to report the Merger as a tax-free reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by law or administrative action.

          (b) Prior to the Merger, TranSwitch will be in "Control" of Merger Sub within the meaning of Section 368(c) of the Code.

          (c) TranSwitch has no plan or intention to cause Alacrity to issue additional shares of stock after the Merger, or take any other action, that would result in TranSwitch losing Control of Alacrity, except for transfers described in Section 368(a)(2)(C) of the Code or Treasury Regulation Section 1.368-2(k).

          (d) Except for transfers described in Section 368(a)(2)(C) of the Code or Treasury Regulations Section 1.368-2(k), TranSwitch has no plan or intention to liquidate Alacrity; to merge Alacrity with or into another corporation including TranSwitch affiliates; to sell, distribute or otherwise dispose of the capital stock of Alacrity; or to cause Alacrity to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger sub except for dispositions made in the ordinary course of business or payment of expenses incurred by Alacrity pursuant to the Merger.

          (e) Following the Merger, the historic business of Alacrity will be continued or a significant portion of Alacrity's historic business assets will be used in a business.

          (f) Following the Merger, TranSwitch will comply with the recordkeeping and information filing requirements of Treas. Reg. Section 1.368-3.


                                  ARTICLE IX

                             CONDITIONS PRECEDENT


     9.1  Conditions to Each Party's Obligation to Effect the Merger.  The
          ----------------------------------------------------------
respective obligations of each party to effect the Merger will be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) Governmental Approvals.  Other than the filing of the Merger
              ----------------------
Documents with the Secretaries of State of California and of Delaware, all statutory requirements and all Consents of Governmental Entities legally required for the consummation of the Merger and the transactions contemplated by this Agreement will have been filed, occurred, or been obtained, other than such Consents for which the failure to obtain would not have a material adverse effect on the consummation of the Merger or the other transactions contemplated hereby or on the Business Condition of TranSwitch or Alacrity.

          (b) No Restraints.  No statute, rule or regulation, and no final and
              -------------
nonappealable order, decree or injunction will have been enacted, entered, promulgated or enforced by any court or Governmental Entity of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

     9.2  Conditions of Obligations of TranSwitch and Merger Sub.  Unless waived
          ------------------------------------------------------
by TranSwitch and Merger Sub, the obligations of TranSwitch and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions:

          (a) Representations and Warranties of Alacrity and the Shareholders.
              ---------------------------------------------------------------
The representations and warranties of Alacrity and the Shareholders set forth in this Agreement will be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) as otherwise contemplated by this Agreement, (ii) as a result of actions taken or not taken at the direction of or after consultation with and written concurrence of TranSwitch and (iii) for representations and warranties specifically limited to an earlier date(s). TranSwitch will have received a certificate signed by or on behalf of each of the Shareholders and by the Chief Executive Officer, Chief Technology Officer, Senior Director of Technical Development and Director of Operations of Alacrity to such effect on the Closing Date.

          (b) Performance of Obligations of Alacrity and the Shareholders.
              -----------------------------------------------------------
Alacrity and the Shareholders will have performed in all material respects all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date except (i) as otherwise contemplated or permitted by this Agreement and (ii) as a result of actions taken or not taken at the direction of or after consultation with and written concurrence of TranSwitch, and TranSwitch will have received a certificate signed by each holder of Alacrity Common Stock or Preferred Stock, each director of Alacrity, and each officer of Alacrity to such effect on the Closing Date.

          (c) Investment and Escrow Agreements. TranSwitch will have received
              --------------------------------
from shareholders of Alacrity constituting one hundred percent (100%) of the Outstanding Alacrity Shares duly executed Investment Agreements and Escrow Agreements.

          (d) Employment and Assignment of Inventions, Nondisclosure and
              ----------------------------------------------------------
Restrictive Covenants Agreements.  All employees of Alacrity other than Lee
--------------------------------
Bauman and John Gueldner will have executed employment and/or assignment of inventions, nondisclosure and restrictive covenants agreements in the form previously provided by TranSwitch to Alacrity.

          (e) Legal Action.  There will not be overtly threatened or pending any
              ------------
action, proceeding or other application before any court or Governmental Entity brought by any Person or Governmental Entity: (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages from TranSwitch, Merger Sub or Alacrity as a result of such transactions; or (ii) seeking to prohibit or impose any limitations on TranSwitch's ownership or operation of all or any portion of Alacrity's business or assets, or to compel TranSwitch to dispose of or hold separate all or any portion of its or Alacrity's business or assets as a result of the transactions contemplated by the Agreement which if successful would have a material adverse effect on TranSwitch's ability to receive the anticipated benefits of the Merger and the employment of the individuals referenced in Section 9.2(d).

          (f) Opinion of Counsel.  TranSwitch will have received an opinion
              ------------------
dated as of the Closing Date of Wilson, Sonsini, Goodrich & Rosati PC, counsel to Alacrity, substantially in the form attached as Exhibit 9.2(f).
                                                   --------------

          (g) Consents.  TranSwitch will have received duly executed copies of
              --------
all Consents specified in the Alacrity Disclosure Schedule, and there will not be any Consents which have not been received and are required to be disclosed in Alacrity Disclosure Schedule which have not been so disclosed, in each case except for such thereof as TranSwitch and Alacrity will have agreed in writing will not be obtained.

          (h) Termination of Rights and Certain Securities.  Any registration
              --------------------------------------------
rights, rights of refusal, voting rights, rights to any liquidation preference or redemption rights relating to any security of Alacrity will have been terminated or waived or satisfied as of the Closing.

          (i) Shareholder Approvals.  This Agreement and the Merger will have
              ---------------------
been approved by shareholders of Alacrity holding one hundred percent (100%) of the voting power of the Outstanding Alacrity Shares. Any Parachute Payments will have been approved by the percentage of holders of the Outstanding Alacrity Shares as required by law (as reasonably interpreted by counsel for TranSwitch).

          (j) Corporate Proceedings Satisfactory.  All corporate and other
              ----------------------------------
proceedings to be taken by Alacrity in connection with the transactions contemplated hereby and all documents incident thereto will be satisfactory in form and substance to TranSwitch and its counsel, and TranSwitch and its counsel will have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

          (k) Securities Law Compliance. TranSwitch will be satisfied, in its
              -------------------------
reasonable discretion, that the approval of the Merger, this Agreement and all associated transactions by the shareholders of Alacrity and the issuance of Total TranSwitch Common Shares hereunder will have been conducted in compliance with Regulation D under the Securities Act.

          (l) Termination of 401k Plan.  Alacrity shall have terminated its
              ------------------------
401(k) plan immediately prior to Closing, unless TranSwitch, in its sole and absolute discretion, has agreed to sponsor and maintain such plans by providing Alacrity with written notice of such election at least three (3) days prior to the Closing. Unless TranSwitch shall have provided such notice to Alacrity, TranSwitch shall have received from Alacrity evidence that Alacrity's 401(k) plan has been terminated pursuant to resolutions of Alacrity's Board of Directors (effective as of the day immediately preceding the Closing).

          (m) Release of Claims.  Each Shareholder (including each holder of
              -----------------
Alacrity Common Stock and Preferred Stock that signs an Accession Agreement) shall have executed a Release of Claims in the form attached as Exhibit 9.2(m).
                                                                ---------------

          (n)  Reserved.
               ---------

          (o) Accession Agreements.  Each holder of Alacrity Common Stock or
              --------------------
Preferred Stock who is not a Shareholder shall have executed and delivered to TranSwitch the written agreement of such holder to become a party to this Agreement, as if such holder were a Shareholder hereunder, and to become a party to the Escrow Agreement.

          (p) Exchange of Debt.  Those holders of Convertible Notes issued by
              ----------------
Alacrity shall have transferred and conveyed all such securities to TranSwitch pursuant to a Purchase Agreement in the form of Exhibit 9.2(p) in exchange for
                                                --------------
shares of that number of TranSwitch Common Stock equal to approximately $1,271,000 divided by the Average Price.

          (q) Termination of Investment Banking Agreement.  Alacrity's
              -------------------------------------------
obligations under and in respect of that certain letter agreement dated October 28, 1999 among Alacrity, KLM Capital Management, Inc. and Dain Rauscher Wessels shall have terminated and have been extinguished in all respects, and TranSwitch shall have received evidence of such termination and extinguishment in a form reasonably satisfactory to it.

          (r) Termination of Engagement Agreement.  Alacrity's obligations to
              -----------------------------------
pay incremental or additional fee amounts in respect of work performed by Deloitte & Touche LLP, Alacrity's outside accountants, as reflected in that certain letter agreement dated August 4, 1999 shall have been terminated and extinguished in all respects and TranSwitch shall have received evidence of such termination and extinguishment in a form reasonably satisfactory to it.

          (s) Repayment of Related Indebtedness.  All indebtedness of any
              ---------------------------------
officer, director, employee or stockholder of Alacrity to Alacrity, whether due or to become due in the future shall have been repaid or otherwise discharged in a manner satisfactory to TranSwitch, and TranSwitch shall have received evidence of such repayment or discharge in a form reasonably satisfactory to it.

          (t) Resignation of Alacrity Officers and Directors.  The officers and
              ----------------------------------------------
directors of Alacrity shall have resigned as of the Effective Time, and TranSwitch shall have received evidence of such resignation in a form satisfactory to it.

          (u)  Release from John Conville. Release from John Conville regarding
               --------------------------
the amount and payment of his bonus.

          (v)  Participation of Zheng Liu. Zheng Liu shall exchange all of his
               --------------------------
capital stock of Alacrity for TranSwitch Common Stock and shall sign enter into an employment letter and an assignment of inventions, nondisclosure and restrictive covenants agreement with TranSwitch.

     9.3  Conditions of Obligation of Alacrity.  The obligation of Alacrity and
          ------------------------------------
the Shareholders to effect the Merger is subject to the satisfaction of the following conditions unless waived by Alacrity and the Shareholders:

          (a) Representations and Warranties of TranSwitch and Merger Sub.  The
              -----------------------------------------------------------
representations and warranties of TranSwitch and Merger Sub set forth in this Agreement will be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Alacrity will have received a certificate signed on behalf of TranSwitch by a duly authorized officer of TranSwitch to such effect.

          (b) Performance of Obligations of TranSwitch and Merger Sub.
              -------------------------------------------------------
TranSwitch and Merger Sub will have performed in all material respects all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date, and Alacrity will have received a certificate signed on behalf of TranSwitch by officers of TranSwitch to such effect.

          (c) Opinion of TranSwitch's Counsel.  Alacrity and the Shareholders
              -------------------------------
have received an opinion, dated the Closing Date, of Testa, Hurwitz & Thibeault, LLP, substantially in the form attached as Exhibit 9.3(c).
                                           --------------

          (d) Shareholder Approval.  This Agreement and the Merger will have
              --------------------
been approved and adopted by the requisite vote of the shareholders of Alacrity, as required by the California GCL and Alacrity's Charter Documents; provided, however, that the inclusion of this condition will not be construed in any way as excusing any of the Shareholders from fulfilling their covenant in Section 6.13.

          (e) Escrow and Registration Rights Agreements.  TranSwitch shall have
              -----------------------------------------
duly executed and delivered the Escrow Agreement and the Registration Rights Agreement.

          (f) Legal Action.  There will not be overtly threatened or pending any
              ------------
action, proceeding or other application before any court or Governmental Entity brought by any Person or Governmental Entity: (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages from Alacrity or the Shareholders as a result of the transactions contemplated by this Agreement or
(ii) restricting in any way the receipt, ownership, or ability to dispose of the consideration to be received by any shareholder of Alacrity in the transactions contemplated by this Agreement; provided, however, that Alacrity and the Shareholders will automatically be deemed to waive this condition if TranSwitch agrees to indemnify, defend and hold any such named party harmless against any such action.

                                   ARTICLE X

                                INDEMNIFICATION


     10.1 Indemnification Relating to Agreement.  Subject to Sections 10.4 and
          -------------------------------------
10.6, the Shareholders and, as an integral term of the Merger, all other shareholders of Alacrity who accept the Total TranSwitch Common Shares and execute the Escrow Agreement (which is a condition to receiving such consideration), jointly and severally, hereby agree to defend, indemnify and hold TranSwitch harmless from and against, and to reimburse TranSwitch with respect to, any and all losses, damages, liabilities, claims, judgments, settlements, fines, costs and expenses (including reasonable attorneys' fees), determined as provided in Section 10.4 ("Indemnifiable
                                                           -------------
Amounts"), of every nature whatsoever incurred by TranSwitch (which will be
-------
deemed to include any of the foregoing incurred by the Surviving Corporation) by reason of or arising out of or in connection with (i) any breach, or any claim (including claims by parties other than TranSwitch) that constitutes a breach, by Alacrity or any of the Shareholders of any representation or warranty of Alacrity or the Shareholders contained in this Agreement or in any certificate or other document delivered to TranSwitch pursuant to this Agreement, other than any breach or related claim taken or not taken at the written direction of or after consultation with and written concurrence of TranSwitch, (ii) the failure, partial or total, of Alacrity or any of the Shareholders to perform any agreement or covenant required by this Agreement to be performed by it or them other than any breach or related claim taken or not taken at the written direction of or after consultation with and written concurrence of TranSwitch and (iii) any Tax liability, or asserted liability, of Alacrity attributable to periods (or any portion thereof) ending on or prior to the Closing but only to the extent such liabilities were not accrued for on the Unaudited Balance Sheet. The foregoing obligations to indemnify TranSwitch will be determined without regard to any right to indemnification to which any Person may have in his or her capacity as an officer, director, employee, agent or any other capacity of Alacrity, and no shareholder of Alacrity will be entitled to any indemnification from Alacrity or the Surviving Corporation for amounts paid hereunder. There will be no right of contribution or subrogation from TranSwitch or the Surviving Corporation for indemnification payments made by or for the account of the Shareholders.

     10.2  Third Party Claims.  With respect to any claims or demands by third
           ------------------
parties as to which TranSwitch may seek indemnification hereunder, other than claims or demands covered by Section 10.3, whenever TranSwitch will have received a written notice that such a claim or demand has been asserted or threatened, TranSwitch will promptly notify the "Indemnification Representative" (as designated in the Escrow Agreement) of such claim or demand and of the facts within TranSwitch's knowledge that relate thereto within a reasonable time after receiving such written notice. The Indemnification Representative will then have the right to defend, contest, negotiate or settle any such claim or demand through counsel of his own selection, satisfactory to TranSwitch, and solely at the Shareholders' own cost and expense, which costs and expenses will be payable out of the property being held pursuant to the Escrow Agreement.
Notwithstanding the preceding sentence, the Indemnification Representative will not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent of TranSwitch, which consent will not
be unreasonably withheld.   Without limiting TranSwitch's rights to object for
other reasons, TranSwitch may object to a settlement or compromise which includes any provision which in its reasonable judgment may have an adverse impact on or establish an adverse precedent for the Business Condition of TranSwitch or any of its Subsidiaries. If the Indemnification Representative gives notice to TranSwitch within twenty (20) calendar days after TranSwitch has notified the Indemnification Representative that any such claim or demand has been made in writing, that the Indemnification Representative elects to have TranSwitch defend, contest, negotiate, or settle any such claim or demand, then TranSwitch will have the right to contest and/or settle any such claim or demand and seek indemnification pursuant to this Article X as to any Indemnifiable Amounts; provided, however, that TranSwitch will not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent (which may include a general or limited consent) of the Indemnification Representative, which consent will not be unreasonably withheld. If the Indemnification Representative fails to give written notice to TranSwitch of his intention to contest or settle any such claim or demand within twenty (20) calendar days after TranSwitch has notified the Indemnification Representative that any such claim or demand has been made in writing, or if any such notice is given but any such claim or demand is not contested by the Indemnification Representative within a reasonable time thereafter, TranSwitch will have the right to contest and/or settle any such claim or demand in its sole discretion and seek indemnification pursuant to this Article X as to any Indemnifiable Amounts.

     10.3  Tax Contests. Notwithstanding any of the foregoing, TranSwitch will
           ------------
have the right to conduct any Tax audit or other Tax contest relating to the Surviving Corporation. TranSwitch will conduct any such Tax audit or other Tax
contest in good faith.   With respect to any matters relating to such Tax audits
or other Tax contests as to which TranSwitch may seek indemnification hereunder, TranSwitch shall consult with the Indemnification Representative and allow him to comment before taking any position or making any written submission with any Governmental Entity with regard to any Indemnifiable matter.

     10.4  Limitations.  Notwithstanding any other provision in this Article X,
           -----------
TranSwitch will be entitled to indemnification only to the extent that the aggregate Indemnifiable Amounts (which shall be determined for all purposes of this Article X disregarding any qualification in any representation or warranty as to "materially" or "material") exceed Two Hundred Thousand Dollars ($200,000.00) (the "Threshold Amount"), provided that at such time as the amount
                    ----------------
to which TranSwitch is entitled to be indemnified exceeds the Threshold Amount, TranSwitch shall be entitled to be indemnified up to the full Indemnifiable Amounts including the Threshold Amount. Any claim for Indemnifiable Amounts hereunder shall be offset or reduced by the amount of any insurance proceeds actually received by TranSwitch and/or the Surviving Corporation in respect of such losses; provided, however, that nothing herein shall require TranSwitch or
             --------  -------
the Surviving Corporation to obtain or maintain any such insurance, nor to proceed against any policies so obtained, in lieu of or prior to obtaining the indemnification provided for in this Article X. The aggregate amount to which TranSwitch will be entitled to be indemnified will not exceed a dollar amount equal to twenty-five percent (25%) of (i) Total TranSwitch Common Shares plus
(ii) TranSwitch Stock (as defined in the Purchase Agreement), valued at the Average Price, and the liability of any single Shareholder for indemnification obligations after the termination of the Escrow Agreement (whether such termination is due to the depletion of amounts held in escrow pursuant to the Escrow Agreement or to the passage of time) shall be further limited to such Shareholder's pro rata share of any Indemnifiable Amounts based on the number of shares of TranSwitch Common Stock received by such Shareholder relative to the aggregate number of shares of TranSwitch Common Stock distributed in respect of shares of Alacrity Common Stock and Preferred Stock; provided, however, that there will be no limitation on the obligations of any person for Indemnifiable Amounts arising out of criminal activity or intentional fraud or willful misstatements or willful omissions by Alacrity or such person. Any Indemnifiable Amounts payable by a shareholder of Alacrity pursuant to the preceding sentence will be net of, and in addition to, the shareholder's portion of any portion of the property held pursuant to the Escrow Agreement that is payable to TranSwitch; provided, however, that TranSwitch will first seek reimbursement of any Indemnifiable Amounts pursuant to the provisions of the Escrow Agreement, but may seek indemnification hereunder with respect to any deficiency in any Indemnifiable Amounts not satisfied by the property held pursuant to the Escrow Agreement after the termination of the Escrow Agreement.

     10.5  Binding Effect.  The indemnification obligations contained in this
           --------------
Article X are an integral part of this Agreement and the Merger in the absence of which TranSwitch would not have entered into this Agreement.

     10.6  Time Limit. The representations, warranties, covenants and agreements
           ----------
of Alacrity and the Shareholders set forth in this Agreement will survive the Closing and the consummation of the transactions contemplated by this Agreement, but any claims with respect thereto may be made only on or before the first yearly anniversary of the date of this Agreement; provided, however, that claims alleging fraud or willful misstatements or willful omissions of Alacrity or the Shareholders may be made only on or before the third yearly anniversary of the Closing Date and claims relating to Tax matters may be made only on or before the expiration of the applicable Tax statute of limitations.

     10.7  Sole Remedy.  Notwithstanding any other provision in this Agreement
           -----------
to the contrary, the provisions of this Article X and the provisions of the Escrow Agreement will be the sole and exclusive remedy of (and corresponding liability of any shareholder of Alacrity, in such shareholder's capacity as such, to) TranSwitch, Merger Sub and the Surviving Corporation for any damage, claim, cause of action or right of any nature arising out of or relating to this Agreement, the certificates or other documents executed or delivered herewith, or the transactions contemplated hereby; provided, however, that nothing in this Agreement or the Escrow Agreement will be deemed to limit any right or remedy for criminal activity or fraud, or willful misstatements or willful omissions, or breaches of covenants or inaccuracies in any representations or warranties set forth in any other agreement contemplated by this Agreement, including any Investment Agreement, Affiliate Agreement or employment agreement or non-competition agreement or the Registration Rights Agreement.


                                  ARTICLE XI

                                  TERMINATION


     11.1  Mutual Agreement.  This Agreement may be terminated at any time prior
           ----------------
to the Effective Time by the written consent of TranSwitch and Alacrity.

     11.2  Termination by TranSwitch.  This Agreement may be terminated by
           -------------------------
TranSwitch (provided that it is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement) alone, by means of written notice to Alacrity, if there has been a material breach by Alacrity or a Shareholder of any representation, warranty, covenant or agreement set forth in this Agreement or other ancillary agreements, which breach would result in a failure to satisfy the closing conditions contained in
Section 9.2 and has not been cured within five (5) business days following receipt by Alacrity of notice of such breach.

     11.3  Termination by Alacrity.  This Agreement may be terminated by
           -----------------------
Alacrity (provided that it is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement) alone, by means of written notice to TranSwitch, if there has been a material breach by TranSwitch of any representation, warranty, covenant or agreement set forth in the Agreement or other ancillary agreements, which breach would result in a failure to satisfy the closing conditions contained in Section 9.3 and has not been cured within five (5) business days following receipt by TranSwitch of notice of such breach,

     11.4  Outside Date.  This Agreement may be terminated by TranSwitch alone
           ------------
or by Alacrity alone by means of written notice if the Effective Time does not occur on or prior to August 1, 2000;

provided, however, that the right to terminate this Agreement pursuant to the preceding clause will not be available to any party whose failure to fulfill any obligation under this Agreement has been a significant cause of, or resulted in, the failure of the Effective Time to occur on or before such date.

     11.5  Effect of Termination.  In the event of termination of this Agreement
           ---------------------
by either Alacrity or TranSwitch as provided in this Article, this Agreement will forthwith become void and have no effect, and there will be no liability or obligation on the part of TranSwitch, Alacrity, Merger Sub, the Shareholders or their respective officers or directors, except that (i) the provisions of Sections 8.4, 8.6, 8.7 and 12.2 will survive any such termination and abandonment, and (ii) no party will be released or relieved from any liability arising from the willful breach by such party prior to termination of any of its representations, warranties, covenants or agreements as set forth in this Agreement.


                                  ARTICLE XII

                                 MISCELLANEOUS


     12.1  Entire Agreement.  This Agreement, including the exhibits, schedules
           ----------------
and other agreements delivered pursuant to this Agreement contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, whether oral or written, respecting that subject matter.

     12.2  Governing Law; Consent to Jurisdiction.  The Merger will be governed
           --------------------------------------
by the California GCL to the extent applicable, and all other aspects of this Agreement will be governed by the internal laws of the State of California. Legal proceedings relating to this Agreement, the agreements executed in connection with this Agreement or the transactions contemplated hereby or thereby that are commenced against TranSwitch, Merger Sub or the Surviving Corporation may be commenced only in the state or federal courts in or for Shelton, Connecticut. Any such legal proceedings that are commenced against Alacrity or against any Shareholder may be commenced only in the state or federal courts in or for Milpitas, California. Each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. The foregoing provisions will not be construed to preclude any party from bringing a counter-claim in any action or proceeding properly commenced in accordance with the foregoing provisions. Process in any such action or proceeding may be served on any party anywhere in the world. Notwithstanding the foregoing, any dispute relating to a claim under the Escrow Agreement will be resolved in accordance with the arbitration provisions of the Escrow Agreement.

     12.3  Notices.   All notices, requests, demands or other communications
           -------
which are required or may be given pursuant to the terms of this Agreement will be in writing and will be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) upon the date scheduled for delivery after such notice is sent by a nationally recognized overnight express courier or (iv) by fax upon written confirmation (including the automatic confirmation that is received from the recipient's fax machine) of receipt by the recipient of such notice:

     If to TranSwitch or Merger Sub     TranSwitch Corporation
     ------------------------------
                                        Three Enterprise Drive
                                        Shelton, Connecticut
                                        Attention: Michael F. Stauff
                                        Telephone No.: (203) 929-8810
                                        Fax No.: (203) 925-4979

                                        With copies to:
                                        ---------------
                                        Testa, Hurwitz & Thibeault, LLP
                                        125 High Street
                                        Boston, Massachusetts 02110
                                        Attention: Timothy C. Maguire, Esq.
                                        Telephone No.: (617) 248-7000
                                        Fax No.: (617) 248-7100

     If to Alacrity:                    Alacrity Communications, Inc.
     ---------------
                                        1880 Milmont Drive
                                        Milpitas  CA 95035
                                        Attention: Zheng Liu
                                        Telephone No.: (408) 957-9588
                                        Fax No.: (408) 957-9580

                                        With a copy to:
                                        ---------------
                                        Wilson, Sonsini, Goodrich & Rosati PC
                                        650 Page Mill Road
                                        Palo Alto, California  94304-1050
                                        Attention:  Mark J. Casper, Esq.
                                        Telephone No.:  650-493-9300
                                        Fax No.:  650-493-0811

     Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 12.3.

     12.4  Severability.  If any provision of this Agreement is held to be
           ------------
unenforceable for any reason, it will be modified rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement will be deemed valid and enforceable to the full extent.

     12.5  Survival of Representations and Warranties.  All representations and
           ------------------------------------------
warranties contained in this Agreement, including the exhibits and schedules delivered pursuant to this Agreement, will survive the Effective Time, but any claims for breach thereof may only be made within any applicable time limits specified herein or in the Escrow Agreement.

     12.6  Assignment.  No party to this Agreement may assign, by operation of
           ----------
law or otherwise, all or any portion of its rights, obligations, or liabilities under this Agreement without the prior written consent of Alacrity, Merger Sub and TranSwitch, which consent may be withheld in the absolute discretion of the party asked to grant such consent; provided however, that no such assignment which materially adversely reflects the rights of a Shareholder will be made without the written consent of such Shareholder. Any attempted assignment by Merger Sub or TranSwitch, on the one hand, or by Alacrity, on the other hand, in violation of this Section 12.6 will be voidable and will entitle Alacrity or TranSwitch, respectively, to terminate this Agreement at its option.

     12.7  Counterparts.  This Agreement may be executed in two or more
           ------------
partially or fully executed counterparts each of which will be deemed an original and will bind the signatory, but all of which together will constitute but one and the same instrument. The execution and delivery of a Signature Page to Agreement and Plan of Reorganization in the form annexed to this Agreement, including a facsimile copy of the actual signature, by any party hereto who will have been furnished the final form of this Agreement will constitute the execution and delivery of this Agreement by such party.

     12.8  Amendment.  This Agreement may not be amended except by an instrument
           ---------
in writing executed by Alacrity, Merger Sub and TranSwitch; provided however, that no such amendment which materially adversely affects the rights or obligations of any Shareholder will be made without the written consent of such Shareholder.

     12.9  Extension, Waiver.  At any time prior to the Effective Time, any
           -----------------
party hereto may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of any other party hereto to the party extending such time, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.

     12.10 Interpretation.  When a reference is made in this Agreement to
           --------------
Sections, Exhibits or Schedules, such reference will be to a Section, Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes," and "including" when used therein will be deemed in each case to be followed by the words "without limitation." The table of contents, index to defined terms, and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     12.11 Knowledge.  For purposes of this Agreement, the term "knowledge"
           ---------                                             ---------
(including any derivation thereof such as "know" or "knowing" and regardless of whether such word starts with an initial capital) in reference to Alacrity will mean the knowledge of the directors and executive officers of Alacrity and the Shareholders.

     12.12 Transfer, Sales, Documentary, Stamp and Other Similar Taxes.  Any
           -----------------------------------------------------------
and all transfer, sales, documentary, stamp and other similar Taxes imposed in connection with the transactions contemplated by this Agreement will be borne by the shareholders of Alacrity with respect to which such Tax relates (or if any such Tax does not relate to particular shareholders, then it shall be borne by all of the shareholders). At TranSwitch's discretion, the amount paid to any Person pursuant to this Agreement will be reduced by the amount of Taxes payable by such Person pursuant to this Section 12.12. Any amounts so withheld will be promptly remitted to the appropriate Governmental Authority.


        (The remainder of this page has been left blank intentionally.)

                               Signature Page to
                     Agreement and Plan of Reorganization


     IN WITNESS WHEREOF, TranSwitch, Merger Sub, Alacrity and the Shareholders have executed this Agreement as of the date first written above.



TRANSWITCH                                       ALACRITY

By: /s/ Robert G. Pico                           By: /s/ Lee Bauman
    ------------------------                         ------------------
    Title:  Vice President                           Title: President


TXC Acquisition Corporation

By: /s/ Robert G. Pico
    ------------------------
    Title:  Vice President


SHAREHOLDERS:

Name of Shareholder: Zheng Liu

By: /s/ Zheng Liu
    ------------------------
    Title, if any:


Name of Shareholder: Annie Liu

By: /s/ Annie Liu
    ------------------------
    Title, if any:



Name of Shareholder: Jiong Liu

By: /s/ Jiong Liu
    ------------------------
    Title, if any:

Name of Shareholder: Linda Yang

By: /s/ Linda Yang
    ------------------------
    Title, if any:

Name of Shareholder: KLM Capital Partners Fund, L.P.

By: /s/ Jerald P. Shaevitz
    -----------------------------
    Title, if any: Senior Vice President
                   KLM Capital Management, Inc.

Name of Shareholder: Triophy Investments Ltd.

By: /s/ K.S. Chay
    -----------------------------
    Title, if any: Investment Advisor

Name of Shareholder: Current Ventures Group, Ltd.

By: /s/ Jerald P. Shaevitz
    -----------------------------
    Title, if any: Senior Vice President
                   KLM Capital Management, Inc.

                    CERTIFICATES OF APPROVAL BY SHAREHOLDERS

     The undersigned Secretary of Alacrity Corporation hereby certifies that holders of 2,011,118 shares of Common Stock of Alacrity Corporation, out of 2,011,118 shares of such Common Stock outstanding and entitled to vote approved the foregoing Agreement and Plan of Reorganization on July 25, 2000.

                              ALACRITY CORPORATION.


                              By: /s/ Lee Bauman
                                  ---------------------
                                  Secretary


     The undersigned Secretary of TXC Acquisition Corporation hereby certifies that the sole shareholder of TXC Acquisition Corporation approved the foregoing Agreement and Plan of Reorganization on July 25, 2000.

                              TXC ACQUISITION CORPORATION


                              By: /s/ Brenda Moffitt
                                  ---------------------
                                  Assistant Secretary